Exhibit 99.2

SL Green Realty Corp. is a fully integrated, self-administered and self-managed Real Estate Investment Trust, or REIT, that primarily acquires, owns, manages, leases and repositions office properties in emerging, high-growth submarkets of Manhattan.

•	SL Green’s common stock is listed on the New York Stock Exchange, and trades under the symbol SLG.

•

SL Green maintains an internet site at www.slgreen.com at which most key investor relations data pertaining to dividend declaration, payout, current and historic share price, etc. can be found. Such information is not reiterated in this supplemental financial package. This supplemental financial package is available through the Company’s internet site.

•

This data is presented to supplement audited and unaudited regulatory filings of the Company and should be read in conjunction with those filings. The financial data herein is unaudited and is provided from the perspective of timeliness to assist readers of quarterly and annual financial filings. As such, data otherwise contained in future regulatory filings covering the same period may be restated from the data presented herein.

Questions pertaining to the information contained herein should be referred to Investor Relations at investor.relations@slgreen.com or at 212-216-1601.

This report includes certain statements that may be deemed to be “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended.  All statements, other than statements of historical facts, included in this report that address activities, events or developments that the Company expects, believes or anticipates will or may occur in the future, including such matters as future capital expenditures, dividends and acquisitions (including the amount and nature thereof), expansion and other development trends of the real estate industry, business strategies, expansion and growth of the Company’s operations and other such matters are forward-looking statements.  These statements are based on certain assumptions and analyses made by the Company in light of its experience and its perception of historical trends, current conditions, expected future developments and other factors it believes are appropriate.  Such statements are subject to a number of assumptions, risks and uncertainties, general economic and business conditions, the business opportunities that may be presented to and pursued by the Company, changes in laws or regulations and other factors, many of which are beyond the control of the Company.  Any such statements are not guarantees of future performance and actual results or developments may differ materially from those anticipated in the forward-looking statements.

The following discussion related to the consolidated financial statements of the Company should be read in conjunction with the financial statements for the quarter ended March 31, 2008 that will subsequently be released on Form 10-Q to be filed on or before May 10, 2008.

TABLE OF CONTENTS

Highlights of Current Period Financial Performance

Unaudited Financial Statements
Corporate Profile	4
Financial Highlights	5-12
Balance Sheets	13-14
Statements of Operations	15
Funds From Operations	16
Statement of Stockholders’ Equity	17
Taxable Income	18
Joint Venture Statements	19-21

Selected Financial Data	22-25

Summary of Debt and Ground Lease Arrangements	26-28

Structured Finance	29-30

Property Data
Composition of Property Portfolio	31-32
Top Tenants	33
Tenant Diversification	34
Leasing Activity Summary	35-38
Lease Expiration Schedule	39-40

Summary of Acquisition/Disposition Activity	41-43
Supplemental Definitions	44
Corporate Information	45

CORPORATE PROFILE

SL Green Realty Corp., or the Company, is New York City’s largest commercial office landlord and is the only fully integrated, self-managed, self-administered Real Estate Investment Trust, or REIT, primarily focused on owning and operating office buildings in Manhattan.

The Company was formed on August 20, 1997 to continue the commercial real estate business of S.L. Green Properties Inc., a company that was founded in 1980 by Stephen L. Green, our current Chairman.  For more than 25 years SL Green has been engaged in the business of owning, managing, leasing, acquiring and repositioning office properties in Manhattan.  The Company’s investment focus is to create value through strategically acquiring, redeveloping and repositioning office properties primarily located in Manhattan, and re-leasing and managing these properties for maximum cash flow.

In 2007, SL Green acquired Reckson Associates Realty Corp. and added over 9 million square feet to its portfolio. Included in this total is over 3 million square feet of Class A office space located in Westchester, New York and Stamford, Connecticut.  These suburban portfolios serve as natural extensions of SL Green’s core ownership in the Grand Central submarket of Midtown Manhattan. The Company has since made selective additions to the holdings in these areas.

Looking forward, SL Green will continue its opportunistic investment philosophy through three established business lines: investment in long-term core properties, investment in opportunistic assets, and structured finance investments. Structured finance investments include SL Green’s interest in Gramercy Capital Corp., or Gramercy, (NYSE: GKK) since 2004. As of March 31, 2008, SL Green owned approximately 22% of Gramercy. This three-legged investment strategy allows SL Green to balance the components of its portfolio to take advantage of each stage in the business cycle.

FINANCIAL HIGHLIGHTS
FIRST QUARTER 2008 UNAUDITED

FINANCIAL RESULTS

Funds From Operations, or FFO, available to common stockholders totaled $87.9 million, or $1.44 per share (diluted) for the first quarter ended March 31, 2008, a 29.1% decrease over the same quarter in 2007 when FFO totaled $123.7 million, or $2.03 per share (diluted).  The 2007 results include an incentive distribution of $77.2 million ($1.27 per share diluted) from the sale of One Park Avenue.

Net income available for common stockholders totaled $125.9 million, or $2.14 per share (diluted) for the first quarter ended March 31, 2008. Net income available to common stockholders totaled $147.4 million or $2.53 per share (diluted) in the same quarter in 2007.

Funds available for distribution, or FAD, for the first quarter of 2008 decreased to $1.00 per share (diluted) versus $1.93 per share (diluted) in the prior year, a 48.2% decrease.

The Company’s dividend payout ratio for the first quarter of 2008 was 54.8% of FFO and 78.5% of FAD before first cycle leasing costs.

All per share amounts are presented on a diluted basis.

CONSOLIDATED RESULTS

Total quarterly revenues totaled $272.3 million in the first quarter compared to $285.9 million in the prior year.  The $13.6 million reduction in revenue resulted primarily from the following items:

•	$58.7 million increase from 2007 acquisitions, including the Reckson properties,
•	$5.0 million increase from same-store properties,
•	$0.4 million decrease in preferred equity and investment income, and
•

$76.9 million decrease in other revenue, which was primarily due to the recognition of an incentive distribution of $77.2 million from the sale of One Park Avenue in 2007 as well as a decrease in revenue from discontinued operations ($5.7 million), which was offset by fees earned from Gramercy ($1.8 million) and asset management fees ($2.4 million).

The Company’s earnings before interest, taxes, depreciation and amortization, or EBITDA, totaled $167.6 million compared to $177.7 million in the prior year.  After adjusting for the incentive distribution of $77.2 million recognized in 2007, the following items drove EBITDA improvements:

•	$44.5 million increase from 2007 acquisitions, including the Reckson properties,
•	$3.2 million increase from same-store properties,
•

$0.4 million decrease in preferred equity and investment income. The weighted-average structured finance investment balance for the quarter increased to $766.6 million from $718.7 million in the prior year first quarter.

FINANCIAL HIGHLIGHTS
FIRST QUARTER 2008 UNAUDITED

The weighted-average yield for the quarter was 10.6% compared to 10.7% in the prior year,
•

$10.1 million increase from increased contributions to equity in net income from unconsolidated joint ventures primarily from Gramercy ($0.8 million), 388 Greenwich Street ($4.3 million), 1515 Broadway ($2.0 million), 1250 Broadway ($1.3 million), 521 Fifth Avenue ($0.8 million), 2 Herald Square ($1.5 million) and 885 Third Avenue ($1.9 million). This was partially offset by reductions in contributions primarily from 100 Park, which is under redevelopment, ($1.1 million), 1745 Broadway ($0.5 million) and 1221 Avenue of the Americas ($0.5 million),

•	$6.3 million increase from lower MG&A expense, and
•

$2.6 million increase in non-real estate revenues, net of expenses, primarily due to increased fee income from Gramercy ($1.8 million) and other items ($4.0 million) which was partially offset by a decrease in EBITDA from discontinued operations ($3.2 million).

FFO before minority interests declined $35.8 million primarily as a result of:

•	$10.1 million decrease in EBITDA,
•	$6.0 million decrease in FFO from unconsolidated joint ventures, discontinued operations and non-real estate depreciation, and
•	$19.7 million decrease from higher interest expense.

SAME-STORE RESULTS

Consolidated Properties

Same-store first quarter 2008 GAAP NOI increased $13.6 million (14.2%) to $109.7 million compared to the prior year.  Operating margins before ground rent increased from 56.78% to 59.16%.

The $13.6 million increase in GAAP NOI was primarily due to:

•	$15.8 million (10.4%) increase in rental revenue primarily due to increasing rental rates,
•	$1.0 million (3.6%) increase in escalation and reimbursement revenue,
•	$3.0 million (6.4%) increase in operating expenses, primarily driven by increases in payroll and utility costs, but was offset by reductions in insurance costs, and
•	$1.0 million (13.8%) increase in ground rent expense.

Joint Venture Properties

The Joint Venture same-store properties first quarter 2007 GAAP NOI increased $1.6 million (5.5%) to $30.6 million compared to the prior year.  Operating margins before ground rent increased from 54.45% to 56.14%.

The $1.6 million increase in GAAP NOI was primarily due to:

FINANCIAL HIGHLIGHTS
FIRST QUARTER 2008 UNAUDITED

•	$1.8 million (4.1%) increase in rental revenue primarily due to improved leasing,
•	$0.5 million (95.8%) decrease in investment and other income,
•	$0.1 million (0.6%) decrease in operating expenses, and
•	$0.2 million (2.4%) decrease in real estate taxes.

STRUCTURED FINANCE ACTIVITY

As of March 31, 2008, our structured finance and preferred equity investments totaled $776.5 million.  The weighted average balance outstanding for the first quarter of 2008 was $766.6 million.  During the first quarter of 2008 the weighted average yield was 10.6%.

QUARTERLY LEASING HIGHLIGHTS

Manhattan vacancy at December 31, 2007 was 837,174 useable square feet net of holdover tenants.  During the quarter, 317,629 additional useable office, retail and storage square feet became available at an average escalated cash rent of $44.00 per rentable square foot.  Space available to lease during the quarter totaled 1,152,716 useable square feet, or 4.7% of the total Manhattan portfolio.

During the first quarter, 41 Manhattan office leases, including early renewals, were signed totaling 508,960 rentable square feet.  New cash rents averaged $62.32 per rentable square foot.  Replacement rents were 43.9% higher than rents on previously occupied space, which had fully escalated cash rents averaging $43.31 per rentable square foot.  The average lease term was 6.6 years and average tenant concessions were 0.9 months of free rent with a tenant improvement allowance of $11.45 per rentable square foot.

Suburban vacancy at December 31, 2007 was 627,635 usable square feet net of holdover tenants.  During the quarter, 158,275 additional useable office and storage square feet became available at an average escalated cash rent of $26.51 per rentable square foot.  Space available to lease during the quarter totaled 785,910 useable square feet, or 10.0% of the total Suburban portfolio.

During the first quarter, 20 Suburban office leases, including early renewals, were signed totaling 165,386 rentable square feet.  New cash rents averaged $31.52 per rentable square foot.  Replacement rents were 17.6% higher than rents on previously occupied space, which had fully escalated cash rents averaging $26.81 per rentable square foot.  The average lease term was 8.4 years and average tenant concessions were 4.9 months of free rent with a tenant improvement allowance of $24.23 per rentable square foot.

The Company also signed a total of 3 retail and storage leases, including early renewals, for 11,822 rentable square feet.  The average lease term was 5.0 years with no tenant concessions.

REAL ESTATE ACTIVITY

The Company’s share of real estate investment transactions entered into during the first quarter totaled approximately $30.0 million and included:

FINANCIAL HIGHLIGHTS
FIRST QUARTER 2008 UNAUDITED

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In January 2008, the Company entered into an agreement to sell the 39-story, 670,000 square foot Class A office tower located at 1250 Broadway in Manhattan to Murray Hill Properties for $310.0 million, or approximately $463 per square foot, at a capitalization rate of 4.5%. The partners recapitalized the property in October 2006, with an agreed-upon value of $260.0 million — at which time the Company’s economic stake increased from 54.9% to 66.2% due to the Company’s success in exceeding performance thresholds. The Company expects to recognize an incentive fee of at least $15.0 million upon consummation of the sale.

-

In February 2008, the Company, through its joint venture with Jeff Sutton, acquired the properties located at 182 Broadway and 63 Nassau Street for approximately $30.0 million. These properties are located adjacent to 180 Broadway which the joint venture acquired in August 2007. The joint venture also closed on a $31.0 million loan which bears interest at 225 basis points over the 30-day LIBOR. The loan has a three year term with two one-year extensions. The joint venture drew down $21.1 million at the closing.

-	In January 2008, the Company closed on the sale of 440 Ninth Avenue for $160.0 million. The sale generated a gain, net of minority interest, of approximately $106.0 million.

Investment In Gramercy Capital Corp.

At March 31, 2008, the book value of the Company’s investment in Gramercy totaled $158.5 million. Fees earned from various management arrangements between the Company and Gramercy totaled approximately $9.7 million for the quarter ended March 31, 2008, including an incentive fee of $2.5 million earned as a result of Gramercy’s FFO (as defined in Gramercy’s management agreement) exceeding the 9.5% annual return on equity performance threshold.  The Company’s share of FFO generated from its investment in Gramercy totaled approximately $5.3 million for the three months ended March 31, 2008, compared to $4.9 million for the same period in the prior year.

The Company’s marketing, general and administrative, or MG&A, expenses include the consolidation of the expenses of its subsidiary GKK Manager LLC, the entity which manages and advises Gramercy.  For the quarter ended March 31, 2008, the Company’s MG&A included approximately $3.5 million of costs associated with Gramercy compared to $2.4 million in the prior year.

In April 2008, Gramercy closed on its acquisition of American Financial Realty Trust.  The Company participated in $50.0 million of the $850.0 million financing of Gramercy in connection with this acquisition.

FINANCIAL HIGHLIGHTS
FIRST QUARTER 2008 UNAUDITED

FINANCING/ CAPITAL ACTIVITY

The Company acquired $58.4 million of its common stock at an average share price of $83.89 since January 1, 2008 pursuant to its previously announced $300.0 million stock repurchase program.  The Company has now acquired $209.1 million of its common stock at an average share price of $104.13.

The joint venture that acquired 182 Broadway and 63 Nassau Street closed on a $31.0 million loan which bears interest at 225 basis points over the 30-day LIBOR.  The loan has a three year term and two one-year extensions.  The joint venture drew down $21.1 million at the closing.

Dividends

On March 12, 2008, the Company declared a dividend of $0.7875 per common share for the first quarter of 2008.  The dividend was payable April 15, 2008 to stockholders of record on the close of business on March 31, 2008.  This distribution reflects the regular quarterly dividend, which is the equivalent of an annualized distribution of $3.15 per common share.

On March 12, 2008, the Company also approved a distribution on its Series C preferred stock for the period January 15, 2008 through and including April 14, 2008, of $0.4766 per share, payable April 15, 2008 to stockholders of record on the close of business on March 31, 2008. The distribution reflects the regular quarterly distribution, which is the equivalent of an annualized distribution of $1.90625 per Series C preferred stock.

On March 12, 2008, the Company also approved a distribution on its Series D preferred stock for the period January 15, 2008 through and including April 14, 2008, of $0.4922 per share, payable April 15, 2008 to stockholders of record on the close of business on March 31, 2008. The distribution reflects the regular quarterly distribution, which is the equivalent of an annualized distribution of $1.96875 per Series D preferred stock.

SL Green Realty Corp.
Key Financial Data
March 31, 2008
(Dollars in Thousands Except Per Share and Sq. Ft.)

	As of or for the three months ended
	3/31/2008	12/31/2007	9/30/2007	6/30/2007	3/31/2007

Earnings Per Share
Net income available to common shareholders - diluted	$2.14	$2.16	$1.64	$4.38	$2.53
Funds from operations available to common shareholders - diluted	$1.44	$1.24	$1.25	$1.26	$2.03
Funds available for distribution to common shareholders - diluted	$1.00	$0.85	$0.84	$0.97	$1.93

Common Share Price & Dividends
At the end of the period	$81.47	$93.46	$116.77	$123.89	$137.18
High during period	$98.77	$123.28	$133.35	$143.47	$156.10
Low during period	$76.78	$89.43	$101.61	$122.78	$131.81
Common dividends per share	$0.7875	$0.7875	$0.70	$0.70	$0.70
FFO Payout Ratio	54.82%	63.40%	56.14%	55.70%	34.47%
FAD Payout Ratio	78.54%	93.07%	83.72%	72.09%	36.21%

Common Shares & Units
Common shares outstanding	58,284	58,759	59,213	59,626	59,182
Units outstanding	2,340	2,340	2,350	2,365	2,619
Total shares and units outstanding	60,624	61,099	61,563	61,991	61,801

Weighted average common shares and units outstanding - basic	60,822	61,371	61,784	61,984	59,301
Weighted average common shares and units outstanding - diluted	61,221	61,917	62,411	63,275	60,930

Market Capitalization
Market value of common equity	$4,939,037	$5,710,313	$7,188,712	$7,680,065	$8,477,861
Liquidation value of preferred equity	257,500	257,500	257,500	257,500	257,500
Consolidated debt	5,758,220	5,723,082	5,329,629	4,653,374	5,023,057
Consolidated market capitalization	$10,954,757	$11,690,895	$12,775,841	$12,590,939	$13,758,418
SLG portion JV debt	1,593,355	1,593,246	1,281,344	1,483,534	1,264,200
Combined market capitalization	$12,548,112	$13,284,141	$14,057,185	$14,074,473	$15,022,618

Consolidated debt to market capitalization	52.56%	48.95%	41.72%	36.96%	36.51%
Combined debt to market capitalization	58.59%	55.08%	47.03%	43.60%	41.85%

Consolidated debt service coverage	2.23	2.10	2.23	2.35	3.00
Consolidated fixed charge coverage	1.91	1.79	1.88	2.00	2.53
Combined fixed charge coverage	1.74	1.64	1.67	1.76	2.18

Portfolio Statistics (Manhattan)
Consolidated office buildings	22	23	24	24	24
Unconsolidated office buildings	9	9	7	8	7
	31	32	31	32	31

Consolidated office buildings square footage	14,290,200	14,629,200	14,889,200	13,899,300	14,145,000
Unconsolidated office buildings square footage	10,099,000	10,099,000	7,464,000	8,640,900	7,966,900
	24,389,200	24,728,200	22,353,200	22,540,200	22,111,900

Quarter end occupancy - Manhattan portfolio	96.3%	96.6%	97.0%	97.6%	97.3%
Quarter end occupancy- same store - wholly owned	97.1%	96.8%	97.0%	97.9%	98.0%
Quarter end occupancy- same store - combined (wholly owned + joint venture)	95.4%	95.6%	96.5%	97.2%	97.0%

SL Green Realty Corp.
Key Financial Data
March 31, 2008
(Dollars in Thousands Except Per Share and Sq. Ft.)

	As of or for the three months ended
	3/31/2008	12/31/2007	9/30/2007	6/30/2007	3/31/2007

Selected Balance Sheet Data
Real estate assets before depreciation	$8,710,235	$8,622,496	$8,497,258	$7,619,487	$7,375,047
Investments in unconsolidated joint ventures	$1,431,162	$1,438,123	$886,672	$839,087	$743,978
Structured finance investments	$776,488	$805,215	$683,084	$661,720	$688,303

Total Assets	$11,449,034	$11,430,078	$10,516,189	$9,452,345	$9,625,785

Fixed rate & hedged debt	$4,761,420	$4,767,144	$4,496,670	$3,823,513	$4,015,996
Variable rate debt	996,800	955,938	832,959	829,861	933,309
Total consolidated debt	$5,758,220	$5,723,082	$5,329,629	$4,653,374	$4,949,305

Total Liabilities	$6,861,109	$6,888,796	$6,051,418	$5,006,527	$5,394,598

Fixed rate & hedged debt-including SLG portion of JV debt	$5,728,223	$5,733,986	$5,170,857	$4,723,635	$4,657,260
Variable rate debt - including SLG portion of JV debt	1,623,352	1,582,342	1,440,116	1,413,273	1,556,245
Total combined debt	$7,351,575	$7,316,328	$6,610,973	$6,136,908	$6,213,505

Selected Operating Data
Property operating revenues	$232,519	$219,512	$216,389	$201,191	$174,331
Property operating expenses	96,127	98,991	97,100	94,504	83,342
Property operating NOI	$136,392	$120,521	$119,289	$106,687	$90,989
NOI from discontinued operations	73	2,809	3,820	7,457	7,635
Total property operating NOI	$136,465	$123,330	$123,109	$114,144	$98,624

SLG share of Property NOI from JVs	$54,228	$43,683	$43,944	$44,194	$37,364
SLG share of FFO from Gramercy Capital	$5,287	$5,600	$5,734	$5,623	$4,894
Structured finance income	$21,306	$20,836	$21,848	$27,432	$21,709
Other income	$18,442	$23,177	$15,030	$23,188	$89,878

Marketing general & administrative expenses	$27,982	$24,444	$22,224	$24,131	$34,247

Consolidated interest	$78,518	$75,520	$69,366	$63,803	$58,917
Combined interest	$101,306	$97,727	$93,826	$87,234	$79,239
Preferred Dividend	$4,969	$4,969	$4,969	$4,969	$4,969

Office Leasing Statistics (Manhattan)
Total office leases signed	41	41	53	66	45
Total office square footage leased	508,960	282,490	340,246	677,807	330,972

Average rent psf	$62.32	$65.68	$61.63	$52.96	$57.84
Escalated rents psf	$43.31	$46.03	$38.64	$37.70	$42.21
Percentage of rent over escalated	43.9%	42.7%	59.5%	40.5%	37.0%
Tenant concession packages psf	$11.45	$15.06	$17.14	$13.62	$24.93
Free rent months	0.9	1.4	1.5	1.5	2.7

SL Green Realty Corp.
Key Financial Data
March 31, 2008
(Dollars in Thousands Except Per Share and Sq. Ft.)

Suburban Properties

	As of or for the three months ended
	3/31/2008	12/31/2007	9/30/2007	6/30/2007	3/31/2007(1)

Selected Operating Data (Suburban)
Property operating revenues	$34,377	$37,371	$32,598	$30,973	$22,641
Property operating expenses	14,792	15,818	13,750	12,894	9,228
Property operating NOI	$19,585	$21,553	$18,848	$18,079	$13,413

SLG share of Property NOI from JV	$3,887	$3,695	$3,625	$2,826	$1,768

Consolidated interest	$3,981	$3,977	$5,079	$4,416	$3,580
Combined interest	$6,765	$6,615	$7,182	$5,967	$4,482

Portfolio Statistics (Suburban)
Consolidated office buildings	30	30	30	30	28
Unconsolidated office buildings	6	6	6	3	1
	36	36	36	33	29

Consolidated office buildings square footage	4,925,800	4,925,800	4,925,800	4,925,800	4,660,900
Unconsolidated office buildings square footage	2,941,700	2,941,700	2,941,700	2,042,000	1,402,000
	7,867,500	7,867,500	7,867,500	6,967,800	6,062,900

Quarter end occupancy- suburban portfolio	91.9%	92.0%	92.2%	93.8%	92.7%

Office Leasing Statistics (Suburban)
Total office leases signed	20	27	23	19	22
Total office square footage leased	165,386	205,791	91,525	60,581	139,503

Average rent psf	$31.52	$28.23	$33.64	$29.88	$30.44
Escalated rents psf	$26.81	$25.85	$29.26	$29.75	$27.36
Percentage of rent over escalated	17.6%	9.2%	15.0%	0.4%	11.2%
Tenant concession packages psf	$24.23	$11.01	$11.06	$22.83	$17.82
Free rent months	4.9	1.2	0.1	0.1	1.1

(1)                                  Includes operations since January 25th, 2007.

COMPARATIVE BALANCE SHEETS Unaudited ($000’s omitted)

	3/31/2008	12/31/2007	9/30/2007	6/30/2007	3/31/2007
Assets
Commercial real estate properties, at cost:
Land & land interests	$1,454,060	$1,436,569	$1,447,297	$1,285,915	$1,235,607
Buildings & improvements fee interest	5,994,846	5,924,626	5,799,995	5,082,758	4,930,419
Buildings & improvements leasehold	1,249,121	1,249,093	1,237,758	1,201,786	1,093,514
Buildings & improvements under capital lease	12,208	12,208	12,208	12,208	12,208
	$8,710,235	$8,622,496	$8,497,258	$7,582,667	$7,271,748
Less accumulated depreciation	(432,567)	(381,510)	(406,958)	(324,756)	(297,365)
	$8,277,668	$8,240,986	$8,090,300	$7,257,911	$6,974,383
Other Real Estate Investments:
Investment in unconsolidated joint ventures	1,431,162	1,438,123	886,672	839,087	743,978
Structured finance investments	776,488	805,215	683,084	661,720	688,303

Assets held for sale	—	41,568	—	21,040	96,101
Cash and cash equivalents	46,793	45,964	98,099	80,300	499,728
Restricted cash	144,127	105,475	119,553	131,247	128,223
Tenant and other receivables, net of $ 14,088 reserve at 3/31/08	45,594	49,015	48,815	41,657	53,040
Related party receivables	12,448	13,082	32,950	10,943	14,938
Deferred rents receivable, net of reserve for tenant credit loss of $12,863 at 3/31/08	150,087	136,595	134,580	111,740	103,267
Deferred costs, net	137,079	134,354	127,353	113,885	116,760
Other assets	427,588	419,701	294,783	182,815	207,064

Total Assets	$11,449,034	$11,430,078	$10,516,189	$9,452,345	$9,625,785

COMPARATIVE BALANCE SHEETS Unaudited ($000’s omitted)

	3/31/2008	12/31/2007	9/30/2007	6/30/2007	3/31/2007
Liabilities and Stockholders’ Equity
Mortgage notes payable	$2,867,593	$2,844,644	$2,846,529	$2,173,460	$2,156,575
Term loans and unsecured notes	2,070,127	2,069,938	1,793,100	1,792,914	2,692,730
Revolving credit facilities	720,500	708,500	590,000	587,000	—
Accrued interest and other liabilities	39,695	45,194	50,257	42,286	36,784
Accounts payable and accrued expenses	135,083	180,898	169,288	148,158	169,736
Deferred revenue	808,262	819,022	385,840	42,382	44,082
Capitalized lease obligations	16,581	16,542	16,504	16,466	16,430
Deferred land lease payable	17,378	16,960	16,873	16,829	17,095
Dividend and distributions payable	51,823	52,077	47,238	47,557	47,427
Security deposits	34,067	35,021	35,789	39,475	39,103
Liabilities related to assets held for sale	—	—	—	—	74,636
Junior subordinated deferrable interest debentures	100,000	100,000	100,000	100,000	100,000
Total Liabilities	$6,861,109	$6,888,796	$6,051,418	$5,006,527	$5,394,598

Minority interest in other partnerships	636,966	632,400	595,782	592,449	580,424
Minority interest in operating partnership (2,340 units outstanding) at 3/31/08	85,201	82,007	78,878	77,429	75,996

Stockholders’ Equity
7.625% Series C Perpetual Preferred Shares	151,981	151,981	151,981	151,981	151,981
7.875% Series D Perpetual Preferred Shares	96,321	96,321	96,321	96,321	96,321
Common stock, $.01 par value 160,000 shares authorized, 60,191 issued and outstanding at 3/31/08	602	601	598	598	592
Additional paid-in capital	2,943,610	2,931,887	2,918,847	2,905,765	2,886,092
Treasury stock	(200,630)	(150,719)	(94,071)	(40,368)	—
Accumulated other comprehensive income	2,143	4,943	6,961	9,287	11,568
Retained earnings	871,731	791,861	709,474	652,356	428,213
Total Stockholders’ Equity	$3,865,758	$3,826,875	$3,790,111	$3,775,940	$3,574,767

Total Liabilities and Stockholders’ Equity	$11,449,034	$11,430,078	$10,516,189	$9,452,345	$9,625,785

COMPARATIVE STATEMENTS OF OPERATIONS Unaudited ($000’s omitted)

	Three Months Ended		Three Months Ended	Three Months Ended
	March 31,	March 31,	December 31,	September 30,
	2008	2007	2007	2007
Revenues
Rental revenue, net	201,395	147,136	192,288	185,586
Escalation and reimbursement revenues	31,124	27,195	27,224	30,803
Investment income	21,306	21,709	20,836	21,848
Other income	18,442	89,878	23,177	15,030
Total Revenues, net	272,267	285,918	263,525	253,267

Equity in net income from unconsolidated joint ventures	19,425	9,354	14,049	11,302

Operating expenses	54,050	46,464	58,866	56,677
Ground rent	8,249	7,265	8,683	8,674
Real estate taxes	33,828	29,613	31,442	31,749
Marketing, general and administrative	27,982	34,247	24,444	22,224
Total Operating Expenses	124,109	117,589	123,435	119,324

EBITDA	167,583	177,683	154,139	145,245

Interest	78,518	57,591	75,520	69,366
Amortization of deferred financing costs	2,046	3,301	2,118	1,994
Depreciation and amortization	55,448	36,060	53,653	48,624

Income Before Minority Interest and Items	31,571	80,731	22,848	25,261

Income from discontinued operations	70	3,581	1,661	2,392
Gain on sale of discontinued operations	105,992	—	114,697	80,214
Equity in net gain on sale of joint venture property / real estate	—	78,738	—	—
Minority interests	(6,773)	(10,654)	(5,571)	(4,330)
Net Income	130,860	152,396	133,635	103,537

Dividends on perpetual preferred shares	4,969	4,969	4,969	4,969

Net Income Available For Common Shareholders	$125,891	$147,427	$128,666	$98,568

Earnings per Share
Net income per share (basic)	$2.15	$2.60	$2.18	$1.66
Net income per share (diluted)	$2.14	$2.53	$2.16	$1.64

COMPARATIVE COMPUTATION OF FFO AND FAD Unaudited ($000’s omitted—except per share data)

		Three Months Ended		Three Months Ended	Three Months Ended
		March 31,	March 31,	December 31,	September 30,
		2008	2007	2007	2007
Funds from operations
Net Income before Minority Interests and Items		$31,571	$80,731	$22,848	$25,261

Add:	Depreciation and amortization	55,448	36,060	53,653	48,624
	FFO from discontinued operations	73	6,308	2,809	3,820
	FFO adjustment for joint ventures	6,043	5,822	2,774	5,299
Less:	Dividends on preferred shares	4,969	4,969	4,969	4,969
	Non real estate depreciation and amortization	223	236	210	215
	Funds From Operations	$87,943	$123,716	$76,905	$77,820

	Funds From Operations - Basic per Share	$1.45	$2.09	$1.25	$1.26

	Funds From Operations - Diluted per Share	$1.44	$2.03	$1.24	$1.25

Funds Available for Distribution
FFO		$87,943	$123,716	$76,905	$77,820

Add:	Non real estate depreciation and amortization	223	236	210	215
	Amortization of deferred financing costs	2,046	3,301	2,118	1,994
	Non-cash deferred compensation	5,372	11,822	3,989	4,020
Less:	FAD adjustment for Joint Ventures	6,795	3,772	8,873	7,777
	FAD adjustment for discontinued operations	—	1,015	96	29
	Straight-line rental income and other non cash adjustments	20,919	12,754	14,916	16,752
	Second cycle tenant improvements	4,601	1,627	3,949	3,818
	Second cycle leasing commissions	1,524	1,413	1,523	2,237
	Revenue enhancing recurring CAPEX	126	4	540	272
	Non- revenue enhancing recurring CAPEX	235	689	936	979

Funds Available for Distribution		$61,384	$117,801	$52,389	$52,185
	Diluted per Share	$1.00	$1.93	$0.85	$0.84
First Cycle Leasing Costs
	Tenant improvements	2,254	523	10,176	5,774
	Leasing commissions	2,579	1,176	2,703	2,861

Funds Available for Distribution after First Cycle Leasing Costs		$56,551	$116,102	$39,510	$43,550

Funds Available for Distribution per Diluted Weighted Average Unit and Common Share		$0.92	$1.91	$0.64	$0.70

Redevelopment Costs		6,190	6,844	21,963	8,035

Payout Ratio of Funds From Operations		54.82%	34.47%	63.40%	56.14%
Payout Ratio of Funds Available for Distribution Before First Cycle Leasing Costs		78.54%	36.21%	93.07%	83.72%

CONDENSED CONSOLIDATED STATEMENT OF STOCKHOLDERS’ EQUITY Unaudited ($000’s omitted)

							Accumulated
	Series C	Series D					Other
	Preferred	Preferred	Common	Additional	Treasury	Retained	Comprehensive
	Stock	Stock	Stock	Paid-In Capital	Stock	Earnings	Income	TOTAL

Balance at December 31, 2007	$151,981	$96,321	$601	$2,931,887	$(150,719)	$791,861	$4,943	$3,826,875

Net Income						130,860		130,860
Preferred Dividend						(4,969)		(4,969)
Exercise of employee stock options				517				517
Cash distributions declared ($0.7875 per common share)						(46,021)		(46,021)
Comprehensive Income - Unrealized loss on derivative instruments							(2,800)	(2,800)
Redemption of units and dividend reinvestment proceeds				80				80
Treasury stock - at cost					(49,911)			(49,911)
Deferred compensation plan			1	340				341
Amortization of deferred compensation				10,786				10,786
Balance at March 31, 2008	$151,981	$96,321	$602	$2,943,610	$(200,630)	$871,731	$2,143	$3,865,758

RECONCILIATION OF SHARES AND UNITS OUTSTANDING, AND DILUTION COMPUTATION

	Common Stock	OP Units	Stock-Based Compensation	Sub-total	Preferred Stock	Diluted Shares

Share Count at December 31, 2007	58,758,632	2,340,359	—	61,098,991	—	61,098,991

YTD share activity	(474,361)	(506)	—	(474,867)	—	(474,867)
Share Count at March 31, 2008 - Basic	58,284,271	2,339,853	—	60,624,124	—	60,624,124

Weighting Factor	197,835	150	398,976	596,961	—	596,961
Weighted Average Share Count at March 31, 2008 - Diluted	58,482,106	2,340,003	398,976	61,221,085	—	61,221,085

TAXABLE INCOME Unaudited ($000’s omitted)

	Three Months Ended
	March 31,	March 31,
	2008	2007

Net Income Available For Common Shareholders	$125,891	$147,427
Book/Tax Depreciation Adjustment	29,249	23,070
Book/Tax Gain Recognition Adjustment	(110,039)	(120,830)
Book/Tax JV Net equity adjustment	4,378	(5,602)
Other Operating Adjustments	55	(1,506)
C-corp Earnings	(3,641)	(1,307)
Taxable Income (Projected)	$45,893	$41,252

Dividend per share	$0.79	$0.70
Estimated payout of taxable income	100%	100%

Shares outstanding - basic	58,284	59,182

Payout of Taxable Income Analysis:

Estimated taxable income is derived from net income less straightline rent, free rent net of amortization, plus tax gain on sale of properties, credit loss, straightline ground rent and the difference between tax and GAAP depreciation. The Company has deferred the taxable gain on the sales of 286, 290 & 292 Madison Avenue, 1140 Avenue of the Americas, One Park Avenue, 70 West 36 street, 110 East 42nd Street and 125 Broad Street through 1031 exchanges. In addition, the Company has deferred substantially all of the taxable gain resulting from the sale of an interest in 1372 Broadway and 470 Park Avenue South.

JOINT VENTURE STATEMENTS Balance Sheet for Unconsolidated Property Joint Ventures Unaudited ($000’s omitted)

	March 31, 2008		March 31, 2007
	Total Property	SLG Property Interest	Total Property	SLG Property Interest
Land & land interests	$1,466,421	$712,699	$697,217	$325,491
Buildings & improvements fee interest	4,586,427	1,997,382	3,084,325	1,439,901
Buildings & improvements leasehold	260,078	128,798	248,414	123,341
	6,312,926	2,838,879	4,029,956	1,888,733
Less accumulated depreciation	(287,084)	(135,816)	(210,790)	(107,543)

Net Real Estate	6,025,842	2,703,063	3,819,166	1,781,190

Cash and cash equivalents	99,913	45,822	105,240	47,634
Restricted cash	38,656	17,955	27,841	14,416
Tenant receivables, net of $2,136 reserve at 3/31/08	12,481	5,321	10,636	5,223
Deferred rents receivable, net of reserve for tenant credit loss of $3,270 at 3/31/08	101,160	50,514	76,833	39,135
Deferred costs, net	93,812	43,856	63,959	31,150
Other assets	127,743	44,899	37,612	19,794

Total Assets	$6,499,607	$2,911,430	$4,141,287	$1,938,542

Mortgage loans payable	$3,496,986	$1,593,355	$2,588,332	$1,264,200
Derivative Instruments-fair value	9,779	4,950	25	14
Accrued interest payable	13,262	5,972	12,727	5,994
Accounts payable and accrued expenses	59,196	27,158	37,556	20,685
Deferred revenue	157,776	55,314	32,814	15,280
Security deposits	11,416	5,672	9,493	4,816
Contributed Capital (1)	2,751,192	1,219,009	1,460,340	627,552

Total Liabilities and Equity	$6,499,607	$2,911,430	$4,141,287	$1,938,542

As of March 31, 2008 the Company had eighteen unconsolidated joint venture interests including a 66.18% economic interest in 1250 Broadway increased from 55% in August 2006, a 50% interest in 100 Park Avenue, a 68.5% economic interest in 1515 Broadway increased from 55% in December 2005, a 45% interest in 1221 Avenue of the Americas, a 45% interest in 379 West Broadway, a 48% interest in the Mack - Green Joint Venture, a 50% interest in 21 West 34th Street, a 46% interest in 800 Third Avenue, a 50% interest in 521 Fifth Avenue, a 30% interest in One Court Square, a 63% economic interest in 1604-1610 Broadway, a 20.26% interest in 1&2 Jericho Plaza, a 55% interest in 2 Herald Square, a 32.25% interest in 1745 Broadway, a 55% interest in 885 Third Avenue, a 35% interest in 16 Court Street, a 25% interest in The Meadows and a 50.6% interest in 388/390 Greenwich Street. These interests are accounted for on the equity method of accounting and, therefore, are not consolidated into the company’s financial statements.

As we have been designated as the primary beneficiary under FIN 46(R), we have consolidated the accounts of the following nine joint ventures including a 50% interest in 1551/1555 Broadway, a 50% interest in 141 Fifth Avenue, a 50% interest in 25-29 West 34th Street, a 50% interest in 180-182 Broadway and a 51% interest in 919 Third Avenue, 100 White Plains Road, 120 White Plains Road, 680 Washington Avenue and 750 Washington Avenue.

(1) Contributed capital includes adjustments to capital to reflect our share of capital based on implied sales prices of partially sold or contributed properties. Our investment in unconsolidated joint venture reflects our actual contributed capital base.

JOINT VENTURE STATEMENTS Statements of Operations for Unconsolidated Property Joint Ventures Unaudited ($000’s omitted)

	Three Months Ended March 31, 2008		Three Months Ended December 31, 2007	Three Months Ended March 31, 2007
		SLG	SLG		SLG
	Total Property	Property Interest	Property Interest	Total Property	Property Interest
Revenues
Rental Revenue, net	$143,602	$69,673	$58,943	$102,448	$51,392
Escalation and reimbursement revenues	20,489	10,385	9,761	18,840	9,900
Investment and other income	1,741	798	1,018	2,396	1,152
Total Revenues, net	$165,832	$80,856	$69,722	$123,684	$62,444

Expenses
Operating expenses	$32,743	$16,029	$15,872	$28,978	$14,877
Ground rent	1,002	575	367	459	215
Real estate taxes	20,119	10,024	9,800	19,663	9,988
Total Operating Expenses	$53,864	$26,628	$26,039	$49,100	$25,080

GAAP NOI	$111,968	$54,228	$43,683	$74,584	$37,364
Cash NOI	$101,162	$48,675	$36,765	$68,030	$34,897

Interest	48,308	22,788	22,207	38,589	20,322
Amortization of deferred financing costs	3,055	1,340	1,086	1,309	731
Depreciation and amortization	33,940	15,765	12,103	22,154	11,226

Net Income	$26,665	$14,335	$8,287	$12,532	$5,085

Plus: Real estate depreciation	33,890	15,755	12,093	22,154	11,226
Funds From Operations	$60,555	$30,090	$20,380	$34,686	$16,311

FAD Adjustments:
Plus: Non real estate depreciation and amortization	$3,104	$1,350	$1,096	$1,309	$731
Less: Straight-line rental income and other non-cash adjustments	(10,804)	(5,554)	(6,919)	(6,337)	(2,999)
Less: Second cycle tenant improvement	(2,942)	(1,438)	(1,513)	(1,630)	(813)
Less: Second cycle leasing commissions	(1,920)	(902)	(815)	(982)	(544)
Less: Recurring CAPEX	(378)	(251)	(722)	(218)	(147)
FAD Adjustment	$(12,940)	$(6,795)	$(8,873)	$(7,858)	$(3,772)

Gramercy Joint Venture Statements Unaudited ($000’s omitted)

Balance Sheets			Income Statements
				Three Months Ended		Three Months Ended
	March 31,	December 31,		March 31.	March 31.	December 31,
	2008	2007		2008	2007	2007
Assets			Revenues
Cash	$307,647	$293,126	Investment Income	$74,595	$59,969	$79,119
Loans and other lending investments, net	2,358,732	2,441,747	Rental Revenue - net	3,699	1,736	4,133
Investment in joint ventures	53,066	49,440	Gain on sales and other income	7,797	6,429	7,382
Commerical real estate securities	835,922	791,983	Total revenues	86,091	68,134	90,634
Operating real estate, net	187,769	184,121
Other assets	386,585	444,661	Expenses
Total Assets	$4,129,721	$4,205,078	Interest	41,443	36,461	51,340
			Management fees	7,145	4,839	6,495
			Incentive fees	2,496	2,818	2,766
Liabilities and Stockholders’ Equity			Depreciation and amortization	1,830	671	1,676
Repurchase agreements	$166,777	$200,197	Marketing, general and administrative	2,804	3,820	2,489
Credit facilities	50,000	—	Provision for loan loss	8,000	1,248	2,750
Collateralized debt obligations	2,721,700	2,735,145	Total expenses	63,718	49,857	67,516
Mortgage note payable	153,624	153,624
Other liabilities	180,516	217,377
Junior subordinated deferrable interest debentures	150,000	150,000	Income from continuing operations before equity in net income (loss) of unconsolidated joint ventures, minority interest and taxes	22,373	18,277	23,118
Total Liabilities	3,422,617	3,456,343	Equity in net income (loss) of unconsolidated joint ventures	3,109	(695)	2,460
			Income from continuing operations before provision for taxes	25,482	17,582	25,578

Stockholders’ Equity
Total stockholders’ equity	707,104	748,735	Provision for taxes	(11)	(534)	(40)
			Net Income	25,471	17,048	25,538
			Dividends on preferred stock	(2,336)	—	(2,336)
Total Liabilities and Stockholders’ Equity	$4,129,721	$4,205,078	Net income available to common shareholders	23,135	17,048	23,202

			Net income from continuing operations	25,482	17,582	25,578
			Plus: Real estate depreciation	898	2,530	846
			Less: Provision for taxes	(11)	(534)	(40)
			Less: Dividends on preferred stock	(2,336)	—	(2,336)
			FFO	$24,033	$19,578	$24,048

Total Outstanding Shares	34,854	34,851

Total SLG Shares	7,624	7,624	SLG share of net income	$5,090	$4,266	$5,403

SLG Investment in Gramercy at Original Cost	$145,346	$145,346	SLG share of FFO	$5,287	$4,895	$5,600

GKK Manager

	Three Months Ended		Three Months Ended
	March 31,	March 31,	December 31,
	2008	2007	2007
Base management income	$4,198	$2,667	$4,088
Other fee income	4,199	3,889	5,095
Marketing, general and administrative expenses	(3,522)	(2,422)	(2,436)
Net Income before minority interest	4,875	4,134	6,747
Less: minority interest	(1,669)	(1,413)	(2,305)
SLG share of GKK Manager net income	3,206	2,721	4,442
Servicing and administrative reimbursements	1,272	1,100	1,224
Net management income and reimbursements from Gramercy	$4,478	$3,821	$5,666

SELECTED FINANCIAL DATA Capitalization Analysis Unaudited ($000’s omitted)

	3/31/2008		12/31/2007	9/30/2007	6/30/2007	3/31/2007
Market Capitalization
Common Equity:
Common Shares Outstanding	58,284		58,759	59,213	59,626	59,182
OP Units Outstanding	2,340		2,340	2,350	2,365	2,619
Total Common Equity (Shares and Units)	60,624		61,099	61,563	61,991	61,801
Share Price (End of Period)	$81.47		$93.46	$116.77	$123.89	$137.18
Equity Market Value	$4,939,037		$5,710,313	$7,188,712	$7,680,065	$8,477,861
Preferred Equity at Liquidation Value:	257,500		257,500	257,500	257,500	257,500

Real Estate Debt
Property Level Mortgage Debt	2,867,593		2,844,644	2,846,529	2,173,460	2,156,575
Outstanding Balance on - Term Loans	276,650		276,650	—	—	700,000
Outstanding Balance on - Unsecured Credit Line	720,500		708,500	590,000	587,000	—
Junior Subordinated Deferrable Interest Debentures	100,000		100,000	100,000	100,000	100,000
Unsecured Notes	774,668		774,660	774,652	774,644	974,636
Convertible Bonds	1,018,809		1,018,628	1,018,448	1,018,270	1,018,094
Liability Held for Sale	—		—	—	—	73,752
Total Consolidated Debt	5,758,220		5,723,082	5,329,629	4,653,374	5,023,057
Company’s Portion of Joint Venture Debt	1,593,355		1,593,246	1,281,344	1,483,534	1,264,200
Total Combined Debt	7,351,575		7,316,328	6,610,973	6,136,908	6,287,257

Total Market Cap (Debt & Equity)	$12,548,112		$13,284,141	$14,057,185	$14,074,473	$15,022,618

Availability under Lines of Credit
Senior Unsecured Line of Credit	741,451	(A)	751,226	618,374	642,719	784,719
Term Loans	—		—	—	—	—
Total Availability	$741,451		$751,226	$618,374	$642,719	$784,719
(A) As reduced by $38,049 letters of credit.

Combined Capitalized Interest	$840		$1,692	$2,833	$3,627	$4,552

Ratio Analysis
Consolidated Basis
Debt to Market Cap Ratio	52.56%		48.95%	41.72%	36.96%	36.51%
Debt to Gross Real Estate Book Ratio	66.19%		65.92%	54.75%	61.04%	68.06%
Secured Real Estate Debt to Secured Assets Gross Book	59.06%		59.39%	62.07%	61.37%	60.62%
Unsecured Debt to Unencumbered Assets-Gross Book Value	69.04%		67.22%	64.93%	65.50%	79.19%

Joint Ventures Allocated
Combined Debt to Market Cap Ratio	58.59%		55.08%	47.03%	43.60%	41.85%
Debt to Gross Real Estate Book Ratio	63.72%		63.49%	56.45%	62.47%	67.83%
Secured Real Estate Debt to Secured Assets Gross Book	58.04%		58.23%	62.90%	68.84%	68.67%

SELECTED FINANCIAL DATA Property NOI and Coverage Ratios Unaudited ($000’s omitted)

		Three Months Ended		Three Months Ended	Three Months Ended
		March 31,	March 31,	December 31,	September 30,
		2008	2007	2007	2007
	Property NOI

	Property Operating NOI	$136,392	$90,989	$120,521	$119,289
	NOI from Discontinued Operations	73	7,635	2,809	3,820
	Total Property Operating NOI - Consolidated	136,465	98,624	123,330	123,109
	SLG share of Property NOI from JVs	54,228	37,364	43,683	43,944
	GAAP NOI	$190,693	$135,988	$167,013	$167,053

Less:	Free Rent (Net of Amortization)	3,123	4,044	2,915	4,644
	Net FAS 141 Adjustment	5,928	788	2,033	1,935
	Straightline Revenue Adjustment	15,215	11,248	16,785	15,893

Plus:	Allowance for S/L tenant credit loss	1,058	1,362	2,089	1,490
	Ground Lease Straight-line Adjustment	418	157	87	87
	Cash NOI	$167,903	$121,427	$147,456	$146,158

	Components of Debt Service and Fixed Charges

	Interest Expense	80,214	60,001	77,196	71,025
	Fixed Amortization Principal Payments	5,913	4,087	6,095	3,828
	Total Consolidated Debt Service	86,127	64,088	83,291	74,853

	Payments under Ground Lease Arrangements	8,667	7,422	8,770	8,761
	Dividend on perpetual preferred shares	4,969	4,969	4,969	4,969
	Total Consolidated Fixed Charges	99,763	76,479	97,030	88,583

	Adjusted EBITDA	183,944	198,759	167,160	164,296
	Interest Coverage Ratio	2.40	3.20	2.28	2.35
	Debt Service Coverage Ratio	2.23	3.00	2.10	2.23
	Fixed Charge Coverage Ratio	1.91	2.53	1.79	1.88

SELECTED FINANCIAL DATA 2008 Same Store - Consolidated Unaudited ($000’s omitted)

		Three Months Ended			Three Months Ended	Three Months Ended
		March 31,	March 31,		December 31,	September 30,
		2008	2007(1)%		2007	2007
Revenues
	Rental Revenue, net	167,904	152,094	10.4%	161,696	160,139
	Escalation & Reimbursement Revenues	28,932	27,918	3.6%	24,637	28,571
	Investment Income	768	1,433	-46.4%	987	679
	Other Income	2,190	1,171	87.0%	7,416	1,391
	Total Revenues	199,794	182,616	9.4%	194,736	190,780
Expenses
	Operating Expense	48,896	45,936	6.4%	48,879	50,418
	Ground Rent	8,249	7,250	13.8%	8,683	8,674
	Real Estate Taxes	31,699	31,792	-0.3%	29,364	30,000
		88,844	84,978	4.5%	86,926	89,092

	EBITDA	110,950	97,638	13.6%	107,810	101,688

	Interest Expense & Amortization of Financing costs	26,636	24,269	9.8%	27,374	27,649
	Depreciation & Amortization	43,292	34,157	26.7%	42,643	40,296

	Income Before Minority Interest	41,022	39,212	4.6%	37,793	33,743
Plus:	Real Estate Depreciation & Amortization	43,286	34,149	26.8%	42,636	40,288

	FFO	84,308	73,361	14.9%	80,429	74,031

Less:	Non – Building Revenue	1,233	1,557	-20.8%	1,910	1,183

Plus:	Interest Expense & Amortization of Financing costs	26,636	24,269	9.8%	27,374	27,649
	Non Real Estate Depreciation	6	8	-25.0%	7	8
GAAP NOI		109,717	96,081	14.2%	105,900	100,505

Cash Adjustments
Less:	Free Rent (Net of Amortization)	783	2,349	-66.7%	1,243	3,566
	Straightline Revenue Adjustment	6,678	7,449	-10.4%	6,961	6,867
	Rental Income - FAS 141	5,820	641	808.0%	2,242	925
Plus:	Allowance for S/L tenant credit loss	827	929	-11.0%	1,735	862
	Ground Lease Straight-line Adjustment	(339)	87	-489.7%	87	87
Cash NOI		96,924	86,658	11.8%	97,276	90,096

Operating Margins
	GAAP NOI to Real Estate Revenue, net	55.03%	52.80%		54.43%	52.77%
	Cash NOI to Real Estate Revenue, net	48.61%	47.62%		50.00%	47.30%

	GAAP NOI before Ground Rent/Real Estate Revenue, net	59.16%	56.78%		58.89%	57.32%
	Cash NOI before Ground Rent/Real Estate Revenue, net	52.92%	51.55%		54.42%	51.81%

(1) The March 31, 2007 same store data includes the operations of the Reckson properties as if the merger closed on January 1, 2007.

SELECTED FINANCIAL DATA 2008 Same Store - Joint Venture Unaudited ($000’s omitted)

		Three Months Ended			Three Months Ended	Three Months Ended
		March 31,	March 31,		December 31,	September 30,
		2008	2007 (1)%		2007	2007
Revenues
	Rental Revenue, net	44,971	43,203	4.1%	44,760	43,810
	Escalation & Reimbursement Revenues	9,695	9,703	-0.1%	9,144	10,251
	Investment Income	354	428	-17.2%	652	434
	Other Income	31	531	-94.2%	127	35
	Total Revenues	55,051	53,865	2.2%	54,683	54,530
Expenses
	Operating Expense	14,444	14,484	-0.3%	14,437	14,912
	Ground Rent	161	214	-24.8%	(15)	220
	Real Estate Taxes	9,491	9,722	-2.4%	9,201	9,203
		24,096	24,420	-1.3%	23,622	24,335

	EBITDA	30,956	29,445	5.1%	31,061	30,196

	Interest Expense & Amortization of Financing costs	13,023	15,330	-15.0%	15,114	15,917
	Depreciation & Amortization	9,613	9,374	2.5%	9,554	9,951

	Income Before Minority Interest	8,320	4,741	75.5%	6,393	4,328
Plus:	Real Estate Depreciation & Amortization	9,613	9,374	2.5%	9,554	9,951

	FFO	17,933	14,115	27.0%	15,947	14,279

Less:	Non – Building Revenue	363	440	-17.5%	682	442

Plus:	Interest Expense & Amortization of Financing costs	13,023	15,330	-15.0%	15,114	15,917
	Non Real Estate Depreciation	—	—		—	—
	GAAP NOI	30,593	29,005	5.5%	30,379	29,754

Cash Adjustments
Less:	Free Rent (Net of Amortization)	(208)	1,000	-120.9%	91	94
	Straightline Revenue Adjustment	975	1,586	-38.5%	1,440	1,376
	FAS 141	653	266	145.0%	388	268
Plus:	Allowance for S/L tenant credit loss	92	240	-61.8%	175	150
	Ground Lease Straight-line Adjustment	37	48	-22.1%	40	40
	Cash NOI	29,303	26,441	10.8%	28,675	28,206

Operating Margins
	GAAP NOI to Real Estate Revenue, net	55.85%	54.05%		56.07%	54.86%
	Cash NOI to Real Estate Revenue, net	53.49%	49.27%		52.93%	52.00%

	GAAP NOI before Ground Rent/Real Estate Revenue, net	56.14%	54.45%		56.05%	55.26%
	Cash NOI before Ground Rent/Real Estate Revenue, net	53.72%	49.58%		52.83%	52.33%

(1) The March 31, 2007 same store data includes the operations of the Reckson properties as if the merger closed on January 1, 2007.

DEBT SUMMARY SCHEDULE - Consolidated Unaudited ($000’s omitted)

	Principal		2008 Annual			As-Of
	Outstanding		Principal	Maturity	Due at	Right	Earliest
	3/31/2008	Coupon	Repayment	Date	Maturity	Extension	Prepayment
Fixed rate debt

Secured fixed Rate Debt
300 Main Street	11,500	5.75%	—	Feb-17	11,500	—	Feb-10
399 Knollwood	18,950	5.75%	296	Mar-14	16,943	—	Open
141 Fifth Avenue	25,000	5.70%	—	Jun-17	26,050	—	Jun-10
500 West Putnam Avenue	25,000	5.52%	—	Jan-16	21,849	—	Feb-08
673 First Avenue	32,939	5.67%	732	Feb-13	28,984	—	Open
55 Corporate Drive	95,000	5.75%	—	Dec-15	95,000	—	Open
625 Madison Avenue	99,240	6.27%	2,192	Nov-15	78,595	—	Open
609 Fifth Avenue	100,272	5.85%	1,272	Jul-14	92,062	—	Open
420 Lexington Avenue	112,032	8.44%	2,700	Nov-10	104,145	—	Open
711 Third Avenue	120,000	4.99%	—	Jun-15	120,000	—	Jun-08
120 W 45th Street	170,000	6.12%	—	Feb-17	170,000	—	Open
220 E 42nd Street	205,547	5.23%	3,686	Nov-13	182,342	—	Open
919 Third Avenue	231,048	6.87%	3,612	Jul-18	217,592	—	Open
485 Lexington Avenue	450,000	5.61%	—	Feb-17	450,000	—	Jan-10
1 Madison Avenue - South Building	670,874	5.91%	10,399	May-20	222,492	—	Apr-08
	2,367,402	5.97%	24,889		1,837,554

Secured fixed Rate Debt-Other
609 Partners, LLC	63,891	5.00%	—	Jul-14	63,891	—	Jun-08
388/390 Greenwich Street	276,650	5.19%	—	Dec-17	276,650	—	Dec-09
	340,541	5.15%	—		340,541
Unsecured fixed rate debt
Senior Unsecured Line of Credit	160,000	5.34%	—	Jun-11	160,000	Jun-12	Open
Junior Subordinated Deferrable Interest Debentures	100,000	5.61%	—	Jun-15	100,000	—	—
Unsecured Note	150,000	5.15%	—	Jan-11	150,000	—	Open
Unsecured Note	150,000	5.88%	—	Aug-14	150,000	—	Open
Unsecured Note	200,000	7.75%	—	Mar-09	200,000	—	Open
Unsecured Note	274,668	6.00%	—	Mar-16	275,000	—	Open
Convertible Note	282,292	4.00%	—	Jun-25	287,000	—	Open
Convertible Note (net)	736,517	3.00%	—	Mar-27	750,000	—	Mar-12
	2,053,477	4.68%	—		1,912,000

Total Fixed Rate Debt/Wtd Avg	4,761,420	5.35%	24,889		4,090,095

Floating rate Debt
Secured floating rate debt
1551/1555 Broadway (Libor + 200 bps)	94,700	5.17%	—	Oct-09	94,700	—	Open
1 Landmark Square (Libor + 167bps)	128,000	5.25%	—	Feb-09	128,000	—	Feb-10
717 Fifth Avenue (Libor + 160 bps)	192,500	5.00%	—	Sep-08	192,500	—	Open
180-182 Broadway (Libor + 225 bps)	21,100	5.37%	—	Feb-11	21,100	—	Open

	436,300	5.13%	—		436,300

Unsecured floating rate debt
Senior Unsecured Line of Credit (Libor + 90 bps)	560,500	4.63%	—	Jun-11	560,500	Jun-12	Open
	560,500	4.63%	—		560,500

Total Floating Rate Debt/Wtd Avg	996,800	4.85%	—		996,800

Total Debt/Wtd Avg - Consolidated	5,758,220	5.27%	24,889		5,086,895

Total Debt/Wtd Avg - Joint Venture	1,593,355	5.21%

Weighted Average Balance & Interest Rate with SLG JV Debt	7,339,492	5.25%

DEBT SUMMARY SCHEDULE - Joint Venture Unaudited ($000’s omitted)

	Principal Outstanding - 3/31/08			2008			As-Of
	Gross Principal	SLG Share	Coupon	Principal Repayment	Maturity Date	Due at Maturity	Right Extension	Earliest Prepayment
Fixed rate debt

Mack - Green Joint Venture	11,072	5,315	6.26%	—	Aug-14	5,315	—	Open
1604-1610 Broadway	27,000	12,150	5.66%	—	Apr-12	11,763	—	Apr-08
1221 Avenue of Americas	65,000	29,250	5.51%	—	Dec-10	29,250	—	Open
Jericho Plaza	163,750	33,176	5.65%	—	Mar-17	33,176	—	Open
21 West 34th Street	100,000	50,000	5.75%	—	Dec-16	50,000	—	Nov-09
100 Park Avenue	175,000	87,325	6.52%	—	Nov-15	81,873	—	Oct-08
One Court Square	315,000	94,500	4.91%	—	Jun-15	94,500	—	Sep-08
2 Herald Square	191,250	105,188	5.36%	—	Apr-17	105,188	—	Apr-10
1745 Broadway	340,000	109,650	5.68%	—	Jan-17	109,650	—	Dec-09
885 Third Avenue	267,650	147,208	6.26%	—	Jul-17	147,208	—	Jul-10
800 Third Avenue	20,910	9,693	6.00%	—	Jul-17	9,693	—	Open
388/390 Greenwich Street	560,000	283,349	5.19%	—	Dec-17	283,349	—	Dec-09
Total Fixed Rate Debt/Wtd Avg	2,236,632	966,803	5.59%	—		960,964

379 West Broadway (Libor + 165bps)	20,750	9,337	6.73%	—	Jan-10	9,337	—	Open
Meadows (Libor + 165bps)	81,454	20,363	5.33%	—	Sep-12	20,000	—	Open
Mack - Green Joint Venture (Libor + 275bps)	91,230	43,790	6.14%	—	May-08	43,790	—	—
1250 Broadway (Libor + 80bps)	115,000	63,250	4.49%	—	Aug-08	63,250	Aug-09	Open
1221 Avenue of Americas (Libor + 75bps)	105,000	47,250	4.14%	—	Dec-10	47,250	—	Open
521 Fifth Avenue (Libor + 100bps)	140,000	70,140	4.79%	—	Apr-11	70,140	—	Open
1515 Broadway (Libor + 90 bps)	625,000	343,750	4.30%	—	Nov-08	343,750	Nov-10	Open
16 Court St (Libor + 160 bps)	81,920	28,672	5.36%	—	Oct-10	28,672	—	Open
Total Floating Rate Debt/Wtd Avg	1,260,354	626,552	4.61%	—		626,189

Total Joint Venture Debt/Wtd Avg	3,496,986	1,593,355	5.21%	—		1,587,152

SUMMARY OF GROUND LEASE ARRANGEMENTS Consolidated Statement (REIT) ($000’s omitted)

	2008 Scheduled Cash Payment	2009 Scheduled Cash Payment	2010 Scheduled Cash Payment	2011 Scheduled Cash Payment	Deferred Land Lease Obligations (1)	Year of Maturity
Property

Operating Leases
673 First Avenue	3,010	3,010	3,010	3,010	16,797	2037
420 Lexington Avenue (2)	14,180	12,006	12,006	12,006	—	2029	(3)
711 Third Avenue (2) (4)	1,550	1,550	1,550	750	581	2032
461 Fifth Avenue (2)	2,100	2,100	2,100	2,100	—	2027	(5)
625 Madison Avenue (2)	4,613	4,613	4,613	4,613	—	2022	(6)
919 Third Avenue (2)	850	850	850	200	—	2066
1185 Avenue of the Americas (2)	8,674	8,674	8,233	6,909	—	2043

Total	34,977	32,803	32,362	29,588	17,378

Capitalized Lease
673 First Avenue	1,416	1,416	1,451	1,555	16,581	2037

(1) Per the balance sheet at March 31, 2008
(2) These ground leases are classified as operating leases and, therefore, do not appear on the balance sheet as an obligation.
(3) Subject to renewal at the Company’s option through 2080.
(4) Excludes portion payable to SL Green as owner of 50% leasehold.
(5) The Company has an option to purchase the ground lease for a fixed price on a specific date.
(6) Subject to renewal at the Company’s option through 2054.

STRUCTURED FINANCE ($000’s omitted)

	Assets	Wtd Average	Wtd Average	Current	LIBOR
	Outstanding	Assets during quarter	Yield during quarter	Yield	Rate

12/31/2006	445,026	381,255	10.45%	9.95%	5.32%

Originations/Accretion (1)	448,283
Preferred Equity	—
Redemptions /Amortization	(205,006)
3/31/2007	688,303	718,693	9.98%	10.64%	5.32%

Originations/Accretion (1)	63,792
Preferred Equity	—
Redemptions /Amortization	(90,375)
6/30/2007	661,720	699,566	10.52%	10.62%	5.32%

Originations/Accretion (1)	45,374
Preferred Equity	29,240
Redemptions /Amortization	(53,250)
9/30/2007	683,084	714,925	10.54%	10.50%	5.12%

Originations/Accretion (1)	132,140
Preferred Equity	—
Redemptions /Amortization	(10,009)
12/31/2007	805,215	734,868	10.49%	11.31%	4.60%

Originations/Accretion (1)	4,787
Preferred Equity	—
Redemptions /Amortization	(33,514)
3/31/2008	776,488	766,598	10.15%	10.63%	2.70%

(1) Accretion includes original issue discounts and compounding investment income.

STRUCTURED FINANCE ($000’s omitted)

				Wtd Average	Current
Type of Investment	Quarter End Balance(1)	Senior Financing	Exposure Psf	Yield during quarter	Yield

Junior Mortgage Participation	$92,096	$808,436	$183	10.67%	10.84%

Mezzanine Debt	$575,070	$15,908,781	$699	9.97%	10.54%

Preferred Equity	$109,322	$2,909,024	$155	10.58%	10.87%

Balance as of 03/31/08	$776,488	$19,626,241	$552	10.15%	10.63%

Current Maturity Profile (2)

(1) Most investments are indexed to LIBOR and are prepayable at dates prior to maturity subject to certain prepayment penalties or fees.

(2) The weighted maturity is 6.1 years.

SELECTED PROPERTY DATA Manhattan Properties

					% of
					Total							Annualized
			# of	Usable	Sq.	Occupancy (%)					Annualized	Rent		Total
Properties	SubMarket	Ownership	Bldgs	Sq. Feet	Feet	Mar-08	Dec-07	Sep-07	Jun-07	Mar-07	Rent ($ ’s)	100%	SLG	Tenants
CONSOLIDATED PROPERTIES
“Same Store”					%	%	%	%	%	%	$	%	%
19 West 44th Street	Midtown	Fee Interest	1	292,000	1	100.0	100.0	97.5	94.5	98.1	12,681,108	2	1	62
120 West 45th Street	Midtown	Fee Interest	1	440,000	1	99.0	99.0	100.0	100.0	100.0	24,373,404	4	2	28
220 East 42nd Street	Grand Central	Fee Interest	1	1,135,000	4	99.4	99.4	99.3	99.4	100.0	45,588,300	7	5	34
28 West 44th Street	Midtown	Fee Interest	1	359,000	1	98.4	96.9	95.5	93.7	99.8	14,641,872	2	1	69
317 Madison Avenue	Grand Central	Fee Interest	1	450,000	1	90.7	89.6	88.8	89.4	92.8	19,981,128	3	2	89
420 Lexington Ave (Graybar)	Grand Central North	Operating Sublease	1	1,188,000	4	94.7	93.3	95.7	96.0	97.3	55,847,940	8	6	228
461 Fifth Avenue (4)	Midtown	Leasehold Interest	1	200,000	1	98.8	98.8	98.8	98.8	98.8	13,845,948	2	1	18
485 Lexington Avenue	Grand Central North	Fee Interest	1	921,000	3	99.1	98.8	98.8	98.8	90.5	47,585,340	7	5	18
555 West 57th Street	Midtown West	Fee Interest	1	941,000	3	99.6	99.6	99.6	99.6	99.9	29,189,616	4	3	15
609 Fifth Avenue	Rockefeller Center	Fee Interest	1	160,000	0	99.5	99.5	99.5	97.0	98.8	13,053,276	2	1	19
625 Madison Avenue	Plaza District	Leasehold Interest	1	563,000	2	97.6	97.6	98.8	97.9	97.3	39,196,308	6	4	30
673 First Avenue	Grand Central South	Leasehold Interest	1	422,000	1	99.8	99.8	99.8	99.8	99.8	15,370,692	2	2	10
711 Third Avenue (1)	Grand Central North	Operating Sublease	1	524,000	2	94.3	94.3	94.3	100.0	100.0	22,785,540	3	2	18
750 Third Avenue	Grand Central North	Fee Interest	1	780,000	2	98.4	98.4	98.7	98.6	98.0	35,493,288	5	4	22
810 Seventh Avenue	Times Square	Fee Interest	1	692,000	2	96.6	96.6	91.2	97.7	99.9	37,639,560	6	4	41
919 Third Avenue (3)	Grand Central North	Fee Interest	1	1,454,000	5	99.9	99.9	99.9	99.9	99.9	77,926,824		4	15
1185 Avenue of the Americas	Rockefeller Center	Leasehold Interest	1	1,062,000	3	90.9	90.9	93.3	99.0	99.0	55,662,180	8	6	21
1350 Avenue of the Americas	Rockefeller Center	Fee Interest	1	562,000	2	93.9	91.7	93.0	93.0	93.0	29,237,772	4	3	40

Subtotal / Weighted Average			18	12,145,000	38	97.1	96.8	97.0	97.9	98.0	$590,100,096	75	55	777

Adjustments
1372 Broadway (2)	Garment	Fee Interest	1	508,000	2	96.8	99.8	100.0	99.8	99.7	21,389,952		0	22
1 Madison Avenue	Park Avenue South	Fee Interest	1	1,176,900	4	99.8	99.8	99.8	99.8	98.6	61,544,772	9	6	3
331 Madison Avenue	Grand Central	Fee Interest	1	114,900	0	100.0	100.0	100.0	97.6	—	4,777,812	1	0	19
333 West 34th Street	Penn Station	Fee Interest	1	345,400	1	100.0	100.0	100.0	100.0	—	15,032,544	2	1	1
Subtotal / Weighted Average			4	2,145,200	7	99.1	99.8	99.8	99.7	98.9	$102,745,080	12	7	45

Total / Weighted Average Manhattan Consolidated Properties			22	14,290,200	45	97.4	97.3	97.5	98.1	98.2	$692,845,176	87	62	822

UNCONSOLIDATED PROPERTIES
“Same Store”
100 Park Avenue - 50%	Grand Central South	Fee Interest	1	834,000	3	69.3	74.0	91.7	89.7	91.8	27,776,076		2	33
521 Fifth Avenue - 50.1% (4)	Grand Central	Leasehold Interest	1	460,000	1	96.6	96.9	92.8	92.7	90.2	23,143,368		1	46
800 Third Avenue - 47.4%	Grand Central North	Fee Interest	1	526,000	2	95.8	94.7	96.9	96.9	96.9	29,329,344		2	26
1221 Avenue of the Americas - 45%	Rockefeller Center	Fee Interest	1	2,550,000	8	93.2	93.9	93.9	95.6	94.0	142,730,688		7	22
1250 Broadway - 55%	Penn Station	Fee Interest	1	670,000	2	93.5	98.6	98.6	98.6	98.1	26,081,712		2	32
1515 Broadway - 55%	Times Square	Fee Interest	1	1,750,000	5	99.0	99.0	99.0	99.0	99.0	85,513,944		7	10
Subtotal / Weighted Average			6	6,790,000	21	92.2	93.5	95.6	95.9	95.4	$334,575,132		21	169

Adjustments
388 & 390 Greenwich Street - 50.6%	Downtown	Fee Interest	2	2,635,000	8	100.0	100.0	—	—	—	99,225,000		6	1
1745 Broadway - 32.3%	Midtown	Fee Interest	1	674,000	2	100.0	100.0	100.0	100.0	—	34,786,440		1	1
Subtotal / Weighted Average			3	3,309,000	10	100.0	100.0	100.0	100.0	—	$134,011,440		7	2

Total / Weighted Average Unconsolidated Properties			9	10,099,000	31	94.8	95.6	96.0	96.8	95.4	$468,586,572		28	171
Manhattan Grand Total / Weighted Average			31	24,389,200	76	96.3	96.6	97.0	97.6	97.3	$1,161,431,748			993
Manhattan Grand Total - SLG share of Annualized Rent											$876,644,072		90
Manhattan Same Store Occupancy % - Combined				18,935,000	78	95.4	95.6	96.5	97.2	97.0

Portfolio Grand Total			67	32,256,700	100	95.1	95.5	95.6	96.6	96.2	$1,382,497,812			1,507
Portfolio Grand Total - SLG Share of Annualized Rent											$1,011,352,586		100

(1) Including Ownership of 50% in Building Fee.

(2) SL Green holds a 15% interest in this consolidated joint venture asset.

(3) SL Green holds a 51% interest in this consolidated joint venture asset.

(4) SL Green holds an option to acquire the fee interest on this building.

SELECTED PROPERTY DATA Suburban Properties

					% of
					Total							Annualized
			# of	Usable	Sq.	Occupancy (%)					Annualized	Rent		Total
Properties	SubMarket	Ownership	Bldgs	Sq. Feet	Feet	Mar-08	Dec-07	Sep-07	Jun-07	Mar-07	Rent ($ ’s)	100%	SLG	Tenants
CONSOLIDATED PROPERTIES
“Same Store” Westchester, NY					%	%	%	%	%	%	$	%	%

1100 King Street	Rye Brook, Westchester	Fee Interest	6	540,000	8	91.9	94.6	98.2	96.2	94.4	12,669,504	2	1	29
100 White Plains Road (1)	Tarrytown, Westchester	Fee Interest	1	6,000	0	100.0	100.0	100.0	100.0	100.0	92,568		0	1
120 White Plains Road (1)	Tarrytown, Westchester	Fee Interest	1	205,000	3	97.6	97.6	97.6	97.6	97.6	5,855,664		0	14
520 White Plains Road	Tarrytown, Westchester	Fee Interest	1	180,000	2	85.3	85.3	85.3	81.9	80.6	3,771,180	1	0	8
115-117 Stevens Avenue	Valhalla, Westchester	Fee Interest	1	178,000	2	54.3	65.2	65.2	74.2	74.2	3,092,868	0	0	13
100 Summit Lake Drive	Valhalla, Westchester	Fee Interest	1	250,000	3	87.4	87.4	87.4	87.4	87.4	6,414,120	1	1	8
200 Summit Lake Drive	Valhalla, Westchester	Fee Interest	1	245,000	3	95.7	95.7	95.7	95.7	95.7	6,668,916	1	1	9
500 Summit Lake Drive	Valhalla, Westchester	Fee Interest	1	228,000	3	77.1	77.1	77.1	77.1	77.1	4,305,552	1	1	1
140 Grand Street	White Plains, Westchester	Fee Interest	1	130,100	2	80.0	80.0	80.0	92.9	92.9	3,564,204	1	0	8
360 Hamilton Avenue	White Plains, Westchester	Fee Interest	1	384,000	5	100.0	100.0	100.0	100.0	100.0	12,958,680	2	1	15
“ Same Store” Westchester, NY Subtotal/Weighted Average			15	2,346,100	31	88.2	89.7	90.5	91.2	90.6	59,393,256	8	5	106

Adjustments - Westchester, NY
399 Knollwood Road	White Plains, Westchester	Fee Interest	1	145,000	2	96.3	98.9	99.0	100.0	96.6	3,476,172	1	0	48
Westchester, NY Subtotal/Weighted Average			16	2,491,100	32	88.7	90.2	91.0	91.7	91.0	62,869,428	9	5	154

“Same Store” Connecticut
Landmark Square	Stamford, Connecticut	Fee Interest	6	826,000	10	86.4	85.2	84.2	84.5	83.3	18,070,752	2	2	108
680 Washington Boulevard (1)	Stamford, Connecticut	Fee Interest	1	133,000	2	100.0	94.7	94.7	94.7	94.7	4,531,620		0	5
750 Washington Boulevard (1)	Stamford, Connecticut	Fee Interest	1	192,000	2	95.8	98.5	97.1	97.1	92.8	6,068,232		0	9
1055 Washington Boulevard	Stamford, Connecticut	Leasehold Interest	1	182,000	3	89.5	89.5	90.8	90.4	89.7	5,269,140	0	0	21
“ Same Store” Connecticut Subtotal/Weighted Average			9	1,333,000	17	89.5	88.5	87.6	87.8	86.2	33,939,744	2	2	143

Adjustments - Connecticut
7 Landmark Square	Stamford, Connecticut	Fee Interest	1	36,800	0	10.8	10.8	10.8	10.8	10.8	271,032	0	0	1
300 Main Street	Stamford, Connecticut	Fee Interest	1	130,000	2	95.3	95.3	94.7	93.2	92.5	2,016,312	0	0	21
1010 Washington Boulevard	Stamford, Connecticut	Fee Interest	1	143,400	2	95.6	95.6	96.6	95.6	93.2	3,689,508	1	0	20
500 West Putnam Avenue	Greenwich, Connecticut	Fee Interest	1	121,500	2	91.7	94.4	94.4	94.4	—	3,419,988	1	0	11
Adjustments - Connecticut Subtotal/Weighted Average			4	431,700	5	87.2	88.4	88.9	88.2	85.6	9,396,840	2	0	53
Connecticut Subtotal/Weighted Average			13	1,764,700	22	88.9	88.5	88.0	87.9	85.3	43,336,584	4	2	196

55 Corporate Drive, NJ (2)	Bridgewater, New Jersey	Fee Interest	1	670,000	9	100.0	100.0	100.0	100.0	100.0	21,812,124		1	1

Total / Weighted Average Consolidated Properties			30	4,925,800	63	90.3	90.9	91.1	91.5	90.5	$128,018,136	13	8	351

UNCONSOLIDATED PROPERTIES
“Same Store”
One Court Square - 30%	Long Island City, New York	Fee Interest	1	1,402,000	18	100.0	100.0	100.0	100.0	100.0	50,803,956		2	1
Subtotal/Weighted Average			1	1,402,000	18	100.0	100.0	100.0	100.0	100.0	50,803,956

Adjustments
The Meadows - 25%	Rutherford, New Jersey	Fee Interest	2	582,100	7	87.0	81.3	81.3	—	—	12,989,712		0	60
16 Court Street - 35%	Brooklyn, NY	Fee Interest	1	317,600	4	81.0	80.8	80.5	—	—	8,350,656		0	64
Jericho Plaza - 20.26%	Jericho, New York	Fee Interest	2	640,000	8	96.4	98.4	98.4	98.4	—	21,192,780		0	38
Subtotal / Weighted Average			5	1,539,700	20	89.7	88.3	88.2	98.4	—	$42,533,148		0	162

Total / Weighted Average Unconsolidated Properties			6	2,941,700	37	94.6	93.9	93.8	99.5	100.0	$93,337,104		2	163

Suburban Grand Total / Weighted Average			36	7,867,500	24	91.9	92.0	92.2	93.8	92.7	$221,355,240			514
Suburban Grand Total - SLG share of Annualized Rent											$134,708,514		10
Suburban Same Store Occupancy % - Combined				5,081,100	65	91.8	92.2	92.5	92.8	92.2

(1) SL Green holds a 51% interest in this consolidated joint venture asset.

(2) SL Green holds a 50% interest through a tenancy in common ownership.

(3) SL Green holds an option to acquire the fee interest on this property.

RETAIL, DEVELOPMENT & LAND												Gross Total Book Value
125 Chubb Way	Lyndhurst, NJ	Fee Interest	1	278,000	36	—	—	—	—	—	$—	$30,475,668	0	0
150 Grand Street	White Plains, NY	Fee Interest	1	85,000	11	20.1	10.6	52.9	—	—	330,348	9,017,883	0	3
141 Fifth Avenue - 50%	Flat Iron	Fee Interest	1	21,500	3	100.0	100.0	100.0	100.0	100.0	2,131,324	17,550,021	3	4
1551-1555 Broadway - 50%	Times Square	Fee Interest	1	25,600	3	100.0	100.0	—	—	—	N/A	103,360,680	N/A	N/A
1604 Broadway - 63%	Times Square	Leasehold Interest	1	29,876	4	100.0	100.0	100.0	100.0	100.0	4,364,292	7,429,616	7	3
180-182 Broadway - 50%	Cast Iron/Soho	Fee Interest	2	70,580	9	83.8	81.1	85.2	—	—	1,469,705	46,222,194	2	24
21-25 West 34th Street - 50%	Herald Square/Penn Station	Fee Interest	1	30,100	4	100.0	100.0	100.0	100.0	100.0	5,906,692	32,199,624	8	1
27-29 West 34th Street - 50%	Herald Square/Penn Station	Fee Interest	1	41,000	5	100.0	100.0	—	—	6.1	N/A	32,607,736	N/A	N/A
379 West Broadway - 45% (3)	Cast Iron/Soho	Leasehold Interest	1	62,006	8	100.0	100.0	100.0	100.0	100.0	3,014,328	22,010,907	4	6
717 Fifth Avenue - 92%	Midtown/Plaza District	Fee Interest	1	119,550	16	87.6	87.6	97.8	97.8	97.8	18,815,061	279,308,336	46	8
2 Herald Square - 55%	Herald Square/Penn Station	Fee Interest	N/A	N/A	N/A	N/A	N/A	N/A	—	—	9,000,000	226,097,988	13	1
885 Third Avenue - 55%	Midtown/Plaza District	Fee Interest	N/A	N/A	N/A	N/A	N/A	N/A	—	—	11,095,000	317,313,391	16	1
Total / Weighted Average Retail/Development Properties			11	763,212	100	N/A	N/A	N/A	N/A	N/A	$56,126,750	$1,123,594,043	100	51

LARGEST TENANTS BY SQUARE FEET LEASED Manhattan and Suburban Properties

Wholly Owned Portfolio + Allocated JV Properties

									% of
			Total				% of	SLG Share of	SLG Share of
		Lease	Leased	Annualized		PSF	Annualized	Annualized	Annualized	Credit
Tenant Name	Property	Expiration	Square Feet	Rent ($)		Annualized	Rent	Rent($)	Rent	Rating (2)

Citigroup, N.A.	388 & 390 Greenwich Street, 485 Lexington Avenue, 750 Third Avenue, 800 Third Avenue, 333 West 34th Street, 750 Washington Blvd & Court Square	Various	4,812,716	$184,328,004	(1)	$38.30	13.3%	97,521,791	9.6%	AA
Viacom International, Inc.	1515 Broadway	2008, 2010, 2012, 2013, 2015 & 2020	1,410,339	73,284,216		$51.96	5.3%	50,163,046	5.0%	BBB
Credit Suisse Securities (USA), Inc.	1 Madison Avenue	2020	1,138,143	60,004,128		$52.72	4.3%	60,004,128	5.9%	AA-
Sanofi-Aventis	55 Corporate Drive, NJ	2023	670,000	21,812,018		$32.56	1.6%	10,906,009	1.1%	AA-
Morgan Stanley & Co. Inc.	1221 Ave.of the Americas, 2 Jericho Plaza & 4 Landmark Square	Various	645,855	42,728,892		$66.16	3.1%	19,283,115	1.9%	AA-
Random House, Inc.	1745 Broadway	2018	644,598	34,786,440		$53.97	2.5%	11,222,106	1.1%	BBB+
Debevoise & Plimpton, LLP	919 Third Avenue	2021	586,528	34,975,632		$59.63	2.5%	17,837,572	1.8%
Omnicom Group, Cardinia Real Estate LLC	220 East 42nd Street, 420 Lexington Avenue & 485 Lexington Avenue	2008, 2009, 2010 & 2017	576,716	22,343,208		$38.74	1.6%	22,343,208	2.2%	A-
Societe Generale	1221 Ave.of the Americas	Various	486,663	25,873,260		$53.16	1.9%	11,642,967	1.2%	AA-
The McGraw Hill Companies, Inc.	1221 Ave.of the Americas	Various	420,329	22,524,288		$53.59	1.6%	10,135,930	1.0%	A+
Advance Magazine Group, Fairchild Publications	750 Third Avenue & 485 Lexington Avenue	2021	342,720	12,857,568		$37.52	0.9%	12,857,568	1.3%
Verizon	120 West 45th Street, 1100 King Street Bldgs 1& 2, 1 Landmark Square, 2 Landmark Square & 500 Summit Lake Drive	Various	315,236	8,280,456		$26.27	0.6%	8,280,456	0.8%	A-
Visiting Nurse Service of New York	1250 Broadway	2018	303,925	10,164,792		$33.45	0.7%	6,726,551	0.7%
C.B.S. Broadcasting, Inc.	555 West 57th Street	2013 & 2017	286,037	9,846,540		$34.42	0.7%	9,846,540	1.0%	BBB
Polo Ralph Lauren Corporation	625 Madison Avenue	2019	269,269	15,021,588		$55.79	1.1%	15,021,588	1.5%	BBB
Schulte, Roth & Zabel LLP	919 Third Avenue	2011 & 2021	263,186	13,807,560		$52.46	1.0%	7,041,856	0.7%
New York Presbyterian Hospital	555 West 57th Street & 673 First Avenue	2009 & 2021	262,448	8,256,036		$31.46	0.6%	8,256,036	0.8%
The Travelers Indemnity Company	485 Lexington Avenue & 2 Jericho Plaza	2010, 2012 & 2016	250,857	11,852,760		$47.25	0.9%	10,972,541	1.1%	A+
The City University of New York - CUNY	555 West 57th Street & 28 West 44th Street	2010, 2011, 2015 & 2016	229,044	8,061,540		$35.20	0.6%	8,061,540	0.8%
BMW of Manhattan	555 West 57th Street	2012	227,782	4,682,280		$20.56	0.3%	4,682,280	0.5%
Vivendi Universal US Holdings	800 Third Avenue	2010	226,105	11,810,292		$52.23	0.9%	5,326,442	0.5%	BBB
Sonnenschein, Nath & Rosenthal	1221 Ave.of the Americas	Various	191,825	12,479,844		$65.06	0.9%	5,615,930	0.6%
Fuji Color Processing Inc.	120 White Plains Road & 200 Summit Lake Drive	2010 & 2013	186,484	5,416,740		$29.05	0.4%	5,127,092	0.5%	A-1
D.E. Shaw and Company L.P.	120 West 45th Street	2011, 2015 & 2017	183,126	11,041,008		$60.29	0.8%	11,041,008	1.1%
Amerada Hess Corp.	1185 Ave.of the Americas	2009 & 2027	181,782	10,263,420		$56.46	0.7%	10,263,420	1.0%	BBB
Teachers Insurance & Annuity Association	750 Third Avenue	2008, 2009 & 2015	177,174	7,960,404		$44.93	0.6%	7,960,404	0.8%	AAA
King & Spalding	1185 Ave.of the Americas	2025	159,858	8,388,408		$52.47	0.6%	8,388,408	0.8%
New York Hospitals Center/Mount Sinai	625 Madison Avenue & 673 First Avenue	2009 & 2019	146,917	5,820,564		$39.62	0.4%	5,820,564	0.6%
National Hockey League	1185 Ave.of the Americas	2022	146,241	10,654,908		$72.86	0.8%	10,654,908	1.1%
Banque National De Paris	919 Third Avenue	2016	145,834	7,980,156		$54.72	0.6%	7,980,156	0.8%

	Total		15,887,737	$717,306,950	(1)	$45.15	51.9%	$480,985,159	47.6%

Wholly Owned Portfolio + Allocated JV Properties			32,256,700	$1,382,497,812	(1)	$42.86		$1,011,352,586

(1) -	Reflects the net rent of $37.66 PSF for the 388-390 Greenwich Street lease. If this lease were included on a gross basis, Citigroup’s total PSF Annualized rent would be $47.59.
Total PSF Annualized rent for the Largest Tenants would be $47.96 and Total PSF Annualized rent for the Wholly Owned Portfolio+ Allocated JV properties would be $44.25
(2) -	57% of Portfolio’s Largest Tenants have investment grade credit ratings. 36% of SLG Share of Annualized Rent is derived from these Tenants.

TENANT DIVERSIFICATION Manhattan and Suburban Properties

Based on Base Rental Revenue

Leasing Activity - Manhattan Properties Available Space
Activity	Building Address	# of Leases	Usable SF	Rentable SF	Rent/Rentable SF ($’s)(1)

Vacancy at 12/31/07			837,174

Space which became available during the Quarter (A):
Office
	317 Madison Avenue	2	5,244	5,740	$40.04
	461 Fifth Avenue	1	2,339	2,482	$48.92
	100 Park Avenue	2	47,880	47,880	$37.99
	1250 Broadway	6	64,416	68,118	$32.80
	673 First Avenue	1	40,000	40,000	$38.93
	1372 Broadway	2	15,636	16,371	$39.29
	1221 Sixth Avenue	5	103,717	103,717	$51.88
	28 West 44th Street	3	15,007	15,007	$39.82
	521 Fifth Avenue	1	1,207	1,207	$34.67
	919 Third Avenue	1	16,560	16,560	$58.47
	Total/Weighted Average	24	312,006	317,082	$42.87

Retail
	317 Madison Avenue	1	2,193	2,275	$225.61
	100 Park Avenue	1	133	152	$197.44
	Total/Weighted Average	2	2,326	2,427	$223.85

Storage
	100 Park Avenue	1	1,534	1,534	$17.00
	673 First Avenue	1	991	1,100	$22.14
	1221 Sixth Avenue	1	698	698	$31.61
	420 Lexington Avenue	1	74	84	$20.00
	Total/Weighted Average	4	3,297	3,416	$21.71

	Total Space became Available during the Quarter
	Office	24	312,006	317,082	$42.87
	Retail	2	2,326	2,427	$223.85
	Storage	4	3,297	3,416	$21.71
		30	317,629	322,925	$44.00
	Total Available Space		1,152,716

(1) Escalated Rent is calculated as Total Annual Income less Electric Charges
(A) - Includes expiring space, relocating tenants and move-outs where tenants vacated. Excludes lease expirations where tenants heldover.

Leasing Activity - Manhattan Properties Leased Space

Activity	Building Address	# of Leases	Term (Yrs)	Usable SF	Rentable SF	New Cash Rent / Rentable SF(1)	Prev. Escalated Rent/Rentable SF (2)	TI / Rentable SF	Free Rent # of Months

Available Space as of 3/31/08				1,152,716

Office
	317 Madison Avenue	3	3.5	9,964	10,896	$48.59	$38.38	$20.60	0.9
	461 Fifth Avenue	1	0.4	2,339	2,584	$100.00	$46.99	$—	—
	100 Park Avenue	1	10.5	10,058	10,750	$100.00	$51.32	$46.22	6.0
	1250 Broadway	3	4.1	30,006	32,524	$50.95	$29.39	$—	0.1
	673 First Avenue	1	13.6	40,000	43,895	$44.00	$35.48	$20.00	5.0
	1221 Sixth Avenue	2	8.2	87,656	89,123	$77.79	$50.17	$—	—
	28 West 44th Street	6	7.9	20,670	21,567	$52.95	$39.00	$13.94	1.8
	800 Third Avenue	1	10.0	6,052	6,052	$68.00	$—	$—	—
	919 Third Avenue	1	8.5	16,560	17,463	$77.50	$55.45	$25.00	4.0
	1350 Avenue of the Americas	2	4.1	12,624	12,624	$82.69	$—	$94.53	1.1
	420 Lexington Avenue	8	5.5	15,865	17,494	$53.19	$42.69	$16.77	0.8
	Total/Weighted Average	29	8.1	251,794	264,972	$65.16	$43.33	$14.43	1.6
Retail
	317 Madison Avenue	1	12.8	2,193	2,585	$218.82	$197.67	$27.32	6.0
	485 Lexington Avenue	1	10.3	2,050	2,200	$154.55	$—	$56.98	3.0
	100 Park Avenue	1	5.0	133	152	$131.58	$197.44	$—	—
	Total/Weighted Average	3	11.4	4,376	4,937	$187.49	$197.66	$39.70	4.5
Storage
	317 Madison Avenue	1	1.2	59	63	$25.00	$18.73	$—	—
	1515 Broadway	1	1.8	73	120	$32.00	$—	$—	—
	673 First Avenue	1	13.6	991	1,100	$26.00	$22.14	$—	—
	420 Lexington Avenue	2	1.8	183	206	$22.96	$21.76	$—	—
	Total/Weighted Average	5	10.5	1,306	1,489	$26.02	$21.93	$—	—
Leased Space
	Office (3)	29	8.1	251,794	264,972	$65.16	$43.33	$14.43	1.6
	Retail	3	11.4	4,376	4,937	$187.49	$197.66	$39.70	4.5
	Storage	5	10.5	1,306	1,489	$26.02	$21.93	$—	—
	Total	37	8.1	257,476	271,398	$67.17	$44.95	$14.81	1.7
Total Available Space @ 3/31/08				895,240

Early Renewals
Office
	220 East 42nd Street	3	7.8	51,572	56,247	$50.33	$40.49	$—	—
	461 Fifth Avenue	2	7.9	17,455	18,055	$92.41	$64.11	$11.08	2.3
	28 West 44th Street	2	2.5	8,549	8,754	$55.71	$39.34	$—	—
	711 Third Avenue	1	5.0	86,620	98,618	$56.00	$41.92	$17.00	—
	120 West 45th Street	1	5.0	9,711	10,093	$83.00	$49.13	$—	—
	810 Seventh Avenue	1	0.3	20,500	22,383	$70.00	$42.69	$—	—
	420 Lexington Avenue	2	2.3	26,236	29,838	$57.31	$40.26	$4.36	—
	Total/Weighted Average	12	5.0	220,643	243,988	$59.94	$43.30	$8.22	0.2
Retail
	1185 Avenue of the Americas	1	10.0	8,327	8,327	$248.69	140.79	$—	—
	Total/Weighted Average	1	10.0	8,327	8,327	$248.69	$140.79	$—	—
Storage
	120 West 45th Street	1	5.0	328	500	$40.00	12.00	$—	—
	Total/Weighted Average	1	5.0	328	500	$40.00	$12.00	$—	—
Renewals
	Early Renewals Office	12	5.0	220,643	243,988	$59.94	$43.30	$8.22	0.2
	Early Renewals Retail	1	10.0	8,327	8,327	$248.69	$140.79	$—	—
	Early Renewals Storage	1	5.0	328	500	$40.00	$12.00	$—	—
	Total	14	5.2	229,298	252,815	$66.12	$46.45	$7.94	0.2

(1)	Annual Base Rent
(2)	Escalated Rent is calculated as Total Annual Income less Electric Charges
(3)	Average starting office rent excluding new tenants replacing vacancies is $64.76/rsf for 237,927 rentable SF.
Average starting office rent for office space (leased and early renewals, excluding new tenants replacing vacancies) is $62.32/rsf for 481,915 rentable SF.

Leasing Activity - Suburban Properties
Available Space

Activity	Building Address	# of Leases	Usable SF	Rentable SF	Rent/Rentable SF ($’s)(1)

Vacancy at 12/31/07			627,635

Space which became available during the Quarter (A):
Office

	1100 King Street - 3 Int’l Drive	1	8,180	8,180	$23.75
	1100 King Street - 5 Int’l Drive	1	6,851	6,851	$27.00
	1100 King Street - 6 Int’l Drive	1	2,799	2,799	$26.50
	115-117 Stevens Avenue	3	18,841	18,841	$22.82
	399 Knollwood Road	2	3,548	3,548	$24.86
	1 Landmark Square	2	8,735	8,735	$28.00
	3 Landmark Square	1	1,349	1,349	$7.37
	4 Landmark Square	1	3,139	3,139	$33.00
	300 Main Street	1	975	975	$26.00
	750 Washington Boulevard	2	8,575	8,575	$36.96
	500 West Putnam Avenue	1	3,249	3,249	$35.00
	The Meadows	3	52,072	52,072	$27.07
	Jericho Plaza	1	12,660	12,660	$27.35
	16 Court Street	3	15,509	15,509	$35.15
	Total/Weighted Average	23	146,482	146,482	$27.90

Retail
	16 Court Street	1	10,993	10,993	$9.14
	Total/Weighted Average	1	10,993	10,993	$9.14

Storage
	115-117 Stevens Avenue	1	600	600	$10.00
	399 Knollwood Road	1	200	200	$12.00
	Total/Weighted Average	2	800	800	$10.50

	Total Space became Available during the Quarter
	Office	23	146,482	146,482	$27.90
	Retail	1	10,993	10,993	$9.14
	Storage	2	800	800	$10.50
		26	158,275	158,275	$26.51

	Total Available Space		785,910

(1)  Escalated Rent is calculated as Total Annual Income less Electric Charges

(A) - Includes expiring space, relocating tenants and move-outs where tenants vacated.  Excludes lease expirations where tenants heldover.

Leasing Activity - Suburban Properties
Leased Space

Activity	Building Address	# of Leases	Term (Yrs)	Usable SF	Rentable SF	New Cash Rent / Rentable SF(1)	Prev. Escalated Rent/ Rentable SF(2)	TI / Rentable SF	Free Rent # of Months

Available Space as of 3/31/08				785,910

Office

	1100 King Street - 6 Int’l Drive	1	5.0	2,799	2,897	$29.50	$25.60	$12.00	—
	1 Landmark Square	3	4.2	10,882	10,882	$35.51	$29.06	$19.58	0.2
	2 Landmark Square	1	5.0	2,257	2,257	$29.00	$—	$28.70	—
	3 Landmark Square	1	5.0	6,450	6,750	$31.00	$19.19	$5.00	—
	4 Landmark Square	1	5.3	3,139	3,139	$33.00	$33.00	$10.00	3.0
	300 Main Street	1	3.6	975	975	$29.00	$26.00	$—	1.0
	680 Washington Boulevard	1	10.0	7,074	7,074	$51.00	$39.50	$45.00	—
	750 Washington Boulevard	1	5.3	3,337	3,337	$48.00	$40.03	$—	4.0
	The Meadows	5	11.3	85,049	97,500	$28.01	$23.85	$32.22	8.1
	16 Court Street	3	1.1	15,296	15,550	$35.73	$34.48	$—	—
	Total/Weighted Average	18	8.8	137,258	150,361	$31.16	$26.80	$25.52	5.4

Retail	16 Court Street	2	5.0	11,672	11,672	$40.51	$9.14	$—	—
	Total/Weighted Average	2	5.0	11,672	11,672	$40.51	$9.14	$—	—

Storage	1 Landmark Square	1	5.0	150	150	$15.62	$12.00	$—	—
	Total/Weighted Average	1	5.0	150	150	$15.62	$12.00	$—	—

Leased Space
	Office (3)	18	8.8	137,258	150,361	$31.16	$26.80	$25.52	5.4
	Retail	2	5.0	11,672	11,672	$40.51	$9.14	$—	—
	Storage	1	5.0	150	150	$15.62	$12.00	$—	—
	Total	21	8.6	149,080	162,183	$31.82	$25.40	$23.66	5.0

Total Available Space @ 03/31/08				636,830

Early Renewals
Office

	399 Knollwood Road	1	5.0	1,461	1,461	$26.00	$24.49	$—	—
	The Meadows	1	5.0	13,564	13,564	$29.50	$27.15	$12.50	—
	Total/Weighted Average	2	5.0	15,025	15,025	$29.16	$26.89	$11.28	—

Renewals
	Early Renewals Office	2	5.0	15,025	15,025	$29.16	$26.89	$11.28	—
	Total	2	5.0	15,025	15,025	$29.16	$26.89	$11.28	—

(1)             Annual Base Rent

(2)             Escalated Rent is calculated as Total Annual Income less Electric Charges

(3)             Average starting office rent excluding new tenants replacing vacancies is $31.79/rsf for 129,228 rentable SF.

                        Average starting office rent for office space (leased and early renewals, excluding new tenants replacing vacancies) is $31.52/rsf for 144,253 rentable SF.

ANNUAL LEASE EXPIRATIONS - Manhattan Properties

	Consolidated Properties						Joint Venture Properties
Year of Lease Expiration	Number of Expiring Leases (2)	Rentable Square Footage of Expiring Leases	Percentage of Total Leased Sq. Ft.	Annualized Rent of Expiring Leases	Annualized Rent Per Leased Square Foot of Expiring Leases $/psf (3)	Year 2008 Weighted Average Asking Rent $/psf	Number of Expiring Leases (2)	Rentable Square Footage of Expiring Leases	Percentage of Total Leased Sq. Ft.	Annualized Rent of Expiring Leases	Annualized Rent Per Leased Square Foot of Expiring Leases $/psf (3)	Year 2007 Weighted Average Asking Rent $/psf

In 1st Quarter 2008 (1)	23	82,532	0.58%	$4,016,928	$48.67	$68.94	5	41,199	0.43%	$1,144,056	$27.77	$51.04
In 2nd Quarter 2008	24	87,575	0.62%	$4,418,316	$50.45	$69.24	5	36,555	0.38%	$1,867,140	$51.08	$74.02
In 3rd Quarter 2008	30	77,973	0.55%	$3,718,044	$47.68	$64.94	5	177,591	1.85%	$7,847,028	$44.19	$66.46
In 4th Quarter 2008	28	251,261	1.77%	$11,527,884	$45.88	$64.50	3	16,813	0.18%	$518,940	$30.87	$77.79

Total 2008	105	499,341	3.51%	$23,681,172	$47.42	$66.13	18	272,158	2.84%	$11,377,164	$41.80	$65.84

In 1st Quarter 2009	30	186,795	1.31%	$8,030,628	$42.99	$58.45	7	61,034	0.64%	$2,288,940	$37.50	$69.31
In 2nd Quarter 2009	20	133,149	0.94%	$5,738,196	$43.10	$63.95	5	39,423	0.41%	$1,644,612	$41.72	$59.78
In 3rd Quarter 2009	21	445,361	3.13%	$20,831,628	$46.77	$61.21	4	32,206	0.34%	$1,360,164	$42.23	$53.23
In 4th Quarter 2009	31	277,107	1.95%	$14,126,280	$50.98	$67.36	5	63,175	0.66%	$2,602,848	$41.20	$108.98

Total 2009	102	1,042,412	7.33%	$48,726,732	$46.74	$62.70	21	195,838	2.04%	$7,896,564	$40.32	$77.55

2010	122	968,738	6.81%	$43,768,320	$45.18	$63.50	28	1,479,567	15.43%	$76,781,988	$51.89	$72.34
2011	106	831,492	5.85%	$41,382,036	$49.77	$63.22	15	183,098	1.91%	$7,958,388	$43.47	$72.03
2012	115	943,074	6.63%	$40,183,464	$42.61	$57.52	19	150,165	1.57%	$7,922,172	$52.76	$70.86
2013	68	1,142,514	8.03%	$52,271,892	$45.75	$63.38	16	1,103,851	11.51%	$58,853,136	$53.32	$79.97
2014	37	692,963	4.87%	$29,949,276	$43.22	$64.67	17	249,874	2.61%	$19,492,413	$78.01	$106.05
2015	42	654,043	4.60%	$31,649,028	$48.39	$65.52	19	368,831	3.85%	$15,679,920	$42.51	$60.42
2016	44	1,141,877	8.03%	$57,933,000	$50.73	$68.34	8	222,083	2.32%	$15,899,796	$71.59	$81.58
2017	60	1,820,511	12.80%	$92,425,788	$50.77	$65.22	6	175,937	1.84%	$11,102,316	$63.10	$64.85
Thereafter	71	4,484,840	31.53%	$230,874,468	$51.48	$68.62	23	2,551,029	26.61%	$136,397,715	$53.47	$78.07
	872	14,221,805	100.00%	$692,845,176	$48.72	$65.48	190	6,952,431	72.52%	$369,361,572	$53.13	$76.19

						(4)	2	2,634,670	27.48%	$99,225,000
							192	9,587,101	100.00%	$468,586,572

(1)	Includes month to month holdover tenants that expired prior to 3/31/08.
(2)	Tenants may have multiple leases.
(3)	Represents in place annualized rent allocated by year of maturity.

(4)	Citigroup 13 year Net Lease at 388-390 Greenwich Street , current net rent is $37.66/psf with annual CPI escalation.

ANNUAL LEASE EXPIRATIONS - Suburban Properties

	Consolidated Properties						Joint Venture Properties
Year of Lease Expiration	Number of Expiring Leases (2)	Rentable Square Footage of Expiring Leases	Percentage of Total Leased Sq. Ft.	Annualized Rent of Expiring Leases	Annualized Rent Per Leased Square Foot of Expiring Leases $/psf (3)	Year 2008 Weighted Average Asking Rent $/psf	Number of Expiring Leases (2)	Rentable Square Footage of Expiring Leases	Percentage of Total Leased Sq. Ft.	Annualized Rent of Expiring Leases	Annualized Rent Per Leased Square Foot of Expiring Leases $/psf (3)	Year 2008 Weighted Average Asking Rent $/psf

In 1st Quarter 2008 (1)	21	90,454	2.10%	$1,378,500	$15.24	$17.55	8	60,513	2.19%	$1,697,748	$28.06	$34.82
In 2nd Quarter 2008	11	52,720	1.22%	$1,725,492	$32.73	$34.13	8	135,178	4.89%	$3,745,812	$27.71	$34.80
In 3rd Quarter 2008	11	24,399	0.57%	$746,520	$30.60	$34.01	8	28,679	1.04%	$942,288	$32.86	$34.31
In 4th Quarter 2008	11	67,754	1.57%	$1,734,228	$25.60	$37.99	4	24,433	0.88%	$652,908	$26.72	$32.63

Total 2008	54	235,327	5.45%	$5,584,740	$23.73	$28.86	28	248,803	9.00%	$7,038,756	$28.29	$34.54

In 1st Quarter 2009	12	33,548	0.78%	$1,121,832	$33.44	$39.67	5	9,491	0.34%	$297,648	$31.36	$34.08
In 2nd Quarter 2009	9	21,834	0.51%	$606,144	$27.76	$34.03	2	3,447	0.12%	$88,680	$25.73	$30.61
In 3rd Quarter 2009	10	86,751	2.01%	$2,821,824	$32.53	$37.31	7	73,635	2.66%	$2,429,952	$33.00	$35.26
In 4th Quarter 2009	23	153,688	3.56%	$4,478,412	$29.14	$42.33	7	34,922	1.26%	$1,141,740	$32.69	$34.39

Total 2009	54	295,821	6.85%	$9,028,212	$30.52	$39.94	21	121,495	4.39%	$3,958,020	$32.58	$34.78

2010	59	589,911	13.67%	$17,692,060	$29.99	$34.18	26	183,224	6.63%	$5,295,852	$28.90	$34.10
2011	63	783,105	18.14%	$22,392,192	$28.59	$35.94	23	137,978	4.99%	$3,982,032	$28.86	$33.83
2012	46	424,340	9.83%	$12,634,848	$29.78	$34.84	20	231,032	8.36%	$7,884,948	$34.13	$35.48
2013	19	371,554	8.61%	$11,799,728	$31.76	$33.31	9	29,778	1.08%	$1,032,300	$34.67	$40.49
2014	15	224,912	5.21%	$6,434,976	$28.61	$34.22	12	199,877	7.23%	$6,711,804	$33.58	$35.11
2015	15	231,006	5.35%	$6,980,676	$30.22	$34.56	8	40,037	1.45%	$1,191,384	$29.76	$35.55
2016	14	286,582	6.64%	$7,689,960	$26.83	$38.27	5	64,112	2.32%	$2,040,012	$31.82	$35.82
2017	11	95,176	2.20%	$2,856,948	$30.02	$31.59	8	56,973	2.06%	$2,199,372	$38.60	$40.16
Thereafter	8	778,995	18.05%	$24,923,796	$31.99	$37.27	8	1,451,102	52.49%	$52,002,624	$35.84	$39.81
	358	4,316,729	100.00%	$128,018,136	$29.66	$35.39	168	2,764,411	100.00%	$93,337,104	$33.76	$37.60

(1) Includes month to month holdover tenants that expired prior to 3/31/08.
(2) Tenants may have multiple leases.
(3) Represents in place annualized rent allocated by year of maturity.

SUMMARY OF REAL ESTATE ACQUISITION ACTIVITY POST 1997 - Manhattan

					% Leased		Acquisition
	Property	Type of Ownership	Submarket	Net Rentable sf	at acquisition	3/31/2008	Price ($’s) (1)
1998 Acquisitions
Mar-98	420 Lexington	Operating Sublease	Grand Central	1,188,000	83.0	94.7	$78,000,000
May-98	711 3rd Avenue	Operating Sublease	Grand Central	524,000	79.0	94.3	$65,600,000
Jun-98	440 9th Avenue	Fee Interest	Penn Station	339,000	76.0	N/A	$32,000,000

1999 Acquisitions
Jan-99	420 Lexington Leasehold	Sub-leasehold	Grand Central	—	—	—	$27,300,000
Jan-99	555 West 57th - 65% JV	Fee Interest	Midtown West	941,000	100.0	99.6	$66,700,000
Aug-99	1250 Broadway - 50% JV	Fee Interest	Penn Station	670,000	96.5	93.5	$93,000,000
Nov-99	555 West 57th - remaining 35%	Fee Interest	Midtown West	—		99.6	$34,100,000

2000 Acquisitions
Feb-00	100 Park Avenue	Fee Interest	Grand Central	834,000	96.5	69.3	$192,000,000

2001 Acquisitions
Jun-01	317 Madison	Fee Interest	Grand Central	450,000	95.0	90.7	$105,600,000

Acquisition of JV Interest
Sep-01	1250 Broadway - 49.9% JV (2)	Fee Interest	Penn Station	670,000	97.7	93.5	$126,500,000

2002 Acquisitions
May-02	1515 Broadway - 55% JV	Fee Interest	Times Square	1,750,000	98.0	99.0	$483,500,000

2003 Acquisitions
Feb-03	220 East 42nd Street	Fee Interest	Grand Central	1,135,000	91.9	99.4	$265,000,000
Mar-03	125 Broad Street	Fee Interest	Downtown	525,000	100.0	N/A	$92,000,000
Oct-03	461 Fifth Avenue	Leasehold Interest	Midtown	200,000	93.9	98.8	$60,900,000
Dec-03	1221 Ave of Americas -45% JV	Fee Interest	Rockefeller Center	2,550,000	98.8	93.2	$1,000,000,000

2004 Acquisitions
Mar-04	19 West 44th Street -35% JV	Fee Interest	Midtown	292,000	86.0	100.0	$67,000,000
Jul-04	750 Third Avenue	Fee Interest	Grand Central	779,000	100.0	98.4	$255,000,000
Jul-04	485 Lexington Avenue - 30% JV	Fee Interest	Grand Central	921,000	100.0	99.1	$225,000,000
Oct-04	625 Madison Avenue	Leasehold Interest	Plaza District	563,000	68.0	97.6	$231,500,000

2005 Acquisitions
Feb-05	28 West 44th Street	Fee Interest	Midtown	359,000	87.0	96.9	$105,000,000
Apr-05	1 Madison Ave - 55% JV	Fee Interest	Park Avenue South	1,177,000	96.0	98.4	$803,000,000
Apr-05	5 Madison Ave Clock Tower	Fee Interest	Park Avenue South	267,000	N/A	N/A	$115,000,000
Jun-05	19 West 44th Street -remaining 65%	Fee Interest	Midtown	—		100.0	$91,200,000

2006 Acquisition
Mar-06	521 Fifth Avenue	Leasehold Interest	Midtown	460,000	97.0	96.6	$210,000,000
Jun-06	609 Fifth Avenue	Fee Interest	Midtown	160,000	98.5	99.5	$182,000,000
Dec-06	485 Lexington Avenue - remaining 70%	Fee Interest	Grand Central	—		99.1	$578,000,000
Dec-06	800 Third Avenue	Fee Interest	Grand Central North	526,000	96.9	95.8	$285,000,000

2007 Acquisition
Jan-07	Reckson - NYC Portfolio	Fee Interests / Leasehold Interest	Various	5,612,000	99.1	97.2	$3,679,530,000
Apr-07	331 Madison Avenue	Fee Interest	Grand Central	114,900	97.6	100.0	$73,000,000
Apr-07	1745 Broadway	Fee Interest	Midtown	674,000	100.0	100.0	$520,000,000
Jun-07	333 West 34th Street	Fee Interest	Penn Station	345,400	100.0	100.0	$183,000,000
Aug-07	1 Madison Avenue	Fee Interest	Park Avenue South	1,177,000	99.8	99.8	$1,000,000,000
Dec-07	388 & 390 Greenwich Street - 50.6% JV	Fee Interest	Downtown	2,635,000	100.0	100.0	$1,575,000,000
				10,558,300			$7,030,530,000

(1) Acquisition price represents purchase price for consolidated acquisitions and purchase price or imputed value for joint venture properties.

(2) Current ownership interest is 55%. (From 9/1/01-10/31/01the company owned 99.8% of this property.)

SUMMARY OF REAL ESTATE SALES ACTIVITY POST 1999 - Manhattan

	Property	Type of Ownership	Submarket	Net Rentable sf	Sales Price ($’s)	Sales Price ($’s/SF)
2000 Sales
Feb-00	29 West 35th Street	Fee Interest	Penn Station	78,000	$11,700,000	$150
Mar-00	36 West 44th Street	Fee Interest	Grand Central	178,000	$31,500,000	$177
May-00	321 West 44th Street - 35% JV	Fee Interest	Times Square	203,000	$28,400,000	$140
Nov-00	90 Broad Street	Fee Interest	Financial	339,000	$60,000,000	$177
Dec-00	17 Battery South	Fee Interest	Financial	392,000	$53,000,000	$135
				1,190,000	$184,600,000	$156
2001 Sales
Jan-01	633 Third Ave	Fee Interest	Grand Central North	40,623	$13,250,000	$326
May-01	1 Park Ave - 45% JV	Fee Interest	Grand Central South	913,000	$233,900,000	$256
Jun-01	1412 Broadway	Fee Interest	Times Square South	389,000	$90,700,000	$233
Jul-01	110 E. 42nd Street	Fee Interest	Grand Central	69,700	$14,500,000	$208
Sep-01	1250 Broadway (1)	Fee Interest	Penn Station	670,000	$126,500,000	$189
				2,082,323	$478,850,000	$242
2002 Sales
Jun-02	469 Seventh Avenue	Fee Interest	Penn Station	253,000	$53,100,000	$210
				253,000	$53,100,000	$210
2003 Sales
Mar-03	50 West 23rd Street	Fee Interest	Chelsea	333,000	$66,000,000	$198
Jul-03	1370 Broadway	Fee Interest	Times Square South	255,000	$58,500,000	$229
Dec-03	321 W 44th Street	Fee Interest	Times Square	203,000	$35,000,000	$172
				791,000	$159,500,000	$202
2004 Sales
May-04	1 Park Avenue (2)	Fee Interest	Grand Central South	913,000	$318,500,000	$349
Oct-04	17 Battery Place North	Fee Interest	Financial	419,000	$70,000,000	$167
Nov-04	1466 Broadway	Fee Interest	Times Square	289,000	$160,000,000	$554
				1,621,000	$548,500,000	$338
2005 Sales
Apr-05	1414 Avenue of the Americas	Fee Interest	Plaza District	111,000	$60,500,000	$545
Aug-05	180 Madison Avenue	Fee Interest	Grand Central	265,000	$92,700,000	$350
				376,000	153,200,000	$407
2006 Sales
Jul-06	286 & 290 Madison Avenue	Fee Interest	Grand Central	149,000	$63,000,000	$423
Aug-06	1140 Avenue of the Americas	Leasehold Interest	Rockefeller Center	191,000	$97,500,000	$510
Dec-06	521 Fifth Avenue (3)	Leasehold Interest	Midtown	460,000	$240,000,000	$522
				800,000	400,500,000	$501
2007 Sales
Mar-07	1 Park Avenue	Fee Interest	Grand Central South	913,000	$550,000,000	$602
Mar-07	70 West 36th Street	Fee Interest	Garment	151,000	$61,500,000	$407
Jun-07	110 East 42nd Street	Fee Interest	Grand Central North	181,000	$111,500,000	$616
Jun-07	125 Broad Street	Fee Interest	Downtown	525,000	$273,000,000	$520
Jun-07	5 Madison Clock Tower	Fee Interest	Park Avenue South	267,000	$200,000,000	$749
Jul-07	292 Madison	Fee Interest	Grand Central South	187,000	$140,000,000	$749
Jul-07	1372 Broadway (4)	Fee Interest	Penn Station/Garment	508,000	$335,000,000	$659
Nov-07	470 Park Ave South	Fee Interest	Park Avenue South/Flatiron	260,000	$157,000,000	$604
				2,992,000	$1,828,000,000	$611
2008 Sales
Jan-08	440 Ninth Avenue	Fee Interest	Penn Station	339,000	$160,000,000	$472

(1) Company sold a 45% JV interest in the property at an implied $126.5mm sales price.

(2) Company sold a 75% JV interest in the property at an implied $318.5mm sales price.

(3) Company sold a 50% JV interest in the property at an implied $240.0mm sales price

(4) Company sold a 85% JV interest in the property at an implied $335.0mm sales price.

SUMMARY OF REAL ESTATE ACQUISITION ACTIVITY POST 1997 - Suburban

					% Leased		Acquisition
	Property	Type of Ownership	Submarket	Net Rentable sf	at acquisition	3/31/2008	Price ($’s) (1)
2007 Acquisition
Jan-07	300 Main Street	Fee Interest	Stamford, Connecticut	130,000	92.5	95.3	$15,000,000
Jan-07	399 Knollwood Road	Fee Interest	White Plains, Westchester	145,000	96.6	96.3	$31,600,000
Jan-07	Reckson - Connecticut Portfolio	Fee Interests / Leasehold Interest	Stamford, Connecticut	1,369,800	88.9	87.4	$490,750,000
Jan-07	Reckson - Westchester Portfolio	Fee Interests / Leasehold Interest	Westchester	2,346,100	90.6	88.2	$570,190,000
Apr-07	Jericho Plazas	Fee Interest	Jericho, New York	640,000	98.4	96.4	$210,000,000
Jun-07	1010 Washington Boulevard	Fee Interest	Stamford, Connecticut	143,400	95.6	95.6	$38,000,000
Jun-07	500 West Putnam Avenue	Fee Interest	Greenwich, Connecticut	121,500	94.4	91.7	$56,000,000
Jul-07	16 Court Street - 35% JV	Fee Interest	Brooklyn, New York	317,600	80.6	81.0	$107,500,000
Aug-07	150 Grand Street	Fee Interest	White Plains, Westchester	85,000	52.9	20.1	$6,700,000
Sep-07	The Meadows - 25% JV	Fee Interest	Rutherford, New Jersey	582,100	81.3	87.0	$111,500,000
				5,880,500			$1,637,240,000

SUMMARY OF REAL ESTATE ACQUISITION ACTIVITY POST 1997 - Retail, Development & Land

					% Leased		Acquisition
	Property	Type of Ownership	Submarket	Net Rentable sf	at acquisition	3/31/2008	Price ($’s) (1)
2005 Acquisition
Jul-05	1551-1555 Broadway - 50% JV	Fee Interest	Times Square	25,600	N/A	100.0	$85,000,000
Jul-05	21 West 34th Street - 50% JV	Fee Interest	Herald Square	30,100	N/A	100.0	$17,500,000
Sep-05	141 Fifth Avenue - 50% JV	Fee Interest	Fllat Iron	21,500	90.0	100.0	$13,250,000
Nov-05	1604 Broadway - 63% JV	Leasehold Interest	Times Square	29,876	17.2	100.0	$4,400,000
Dec-05	379 West Broadway - 45% JV	Leasehold Interest	Cast Iron/Soho	62,006	100.0	100.0	$19,750,000
				169,082			$139,900,000

2006 Acquisition
Jan-06	25-29 West 34th Street - 50% JV	Fee Interest	Herald Square/Penn Station	41,000	55.8	100.0	$30,000,000
Sep-06	717 Fifth Avenue - 92% JV	Fee Interest	Midtown/Plaza District	119,550	63.1	87.6	$251,900,000
				160,550			$281,900,000

2007 Acquisition
Aug-07	180 Broadway - 50% JV	Fee Interest	Cast Iron / Soho	24,300	85.2	83.8	$13,600,000
Apr-07	Two Herald Square - 55% JV	Fee Interest	Herald Square	N/A	N/A	N/A	$225,000,000
Jul-07	885 Third Avenue - 55% JV	Fee Interest	Midtown / Plaza District	N/A	N/A	N/A	$317,000,000
				24,300			$555,600,000

2008 Acquisition
Feb-08	182 Broadway - 50% JV	Fee Interest	Cast Iron / Soho	46,280	83.8	83.8	$30,000,000
				46,280			$30,000,000

(1) Acquisition price represents purchase price for consolidated acquisitions and purchase price or imputed value for joint venture properties.

SUPPLEMENTAL DEFINITIONS

Annualized rent is calculated as monthly base rent and escalations per the lease, as of a certain date, multiplied by 12.

Debt service coverage is adjusted EBITDA divided by total interest and principal payments.

Equity income / (loss) from affiliates are generally accounted for on a cost basis and realized gains and losses are included in current earnings. For investments in private companies, the Company periodically reviews its investments and management determines if the value of such investments have been permanently impaired. Permanent impairment losses for investments in public and private companies are included in current earnings.

Fixed charge is the total payments for interest, principal amortization, ground leases and preferred stock dividend.

Fixed charge coverage is adjusted EBITDA divided by fixed charge.

Funds available for distribution (FAD) is defined as FFO plus non-real estate depreciation, 2% allowance for straight line credit loss, adjustment for straight line ground rent, non-cash deferred compensation, a pro-rata adjustment for FAD for SLG’s unconsolidated JV, less straight line rental income, free rent net of amortization, second cycle tenant improvement and leasing cost, and recurring building improvements.

Funds from operations (FFO) is defined under the White Paper approved by the Board of Governors of NAREIT in April 2002 as net income (loss) (computed in accordance with GAAP), excluding gains (or losses) from debt restructuring and sales of properties, plus real estate depreciation and amortization and after adjustments for unconsolidated partnerships and joint ventures.

Interest coverage is adjusted EBITDA divided by total interest expense.

Junior Mortgage Participations are subordinate interests in first mortgages.

Mezzanine Debt Loans are loans secured by ownership interests.

Percentage leased represents the percentage of leased square feet, including month-to-month leases, to total rentable square feet owned, as of the date reported. Space is considered leased when the tenant has either taken physical or economic occupancy.

Preferred Equity Investments are equity investments entitled to preferential returns that are senior to common equity.

Recurring capital expenditures represents non-incremental building improvements and leasing costs required to maintain current revenues.  Recurring capital expenditures do not include immediate building improvements that were taken into consideration when underwriting the purchase of a building or which are incurred to bring a building up to “operating standard.”

Redevelopment costs are non-recurring capital expenditures incurred in order to improve buildings to SLG’s “operating standards.” These building costs are taken into consideration during the underwriting for a given property’s acquisition.

Same-store NOI growth is the change in the NOI (excluding straight-line rents) of the same-store properties from the prior year reporting period to the current year reporting period.

Same-store properties include all properties that were owned during both the current and prior year reporting periods and excludes development properties prior to being stabilized for both the current and prior reporting period.

Second generation TIs and LCs are tenant improvements, lease commissions, and other leasing costs incurred during leasing of second generation space. Costs incurred prior to leasing available square feet are not included until such space is leased. Second generation space excludes square footage vacant at acquisition.

SLG’s share of total debt to market capitalization is calculated as SLG’s share of total debt divided by the sum of total debt plus market equity and preferred stock at liquidation value. SLG’s share of total debt includes total consolidated debt plus SLG’s pro rata share of the debt of unconsolidated joint ventures less JV partners’ share of debt.  Market equity assumes conversion of all OP units into common stock.

Total square feet owned represents 100% of the square footage of properties either owned directly by SLG or in which SLG has an interest (e.g. joint ventures).

CORPORATE GOVERNANCE

Stephen L. Green
Chairman of the Board
Marc Holliday
Chief Executive Officer
Gregory F. Hughes
Chief Operating Officer and Chief Financial Officer
Andrew Mathias
President and Chief Investment Officer
Andrew S. Levine
Chief Legal Officer

ANALYST COVERAGE

Firm	Analyst	Phone	Email
Banc of America Securities, LLC	Mitchell B. Germain	(212) 847-5794	mitchell.b.germain@bofasecurities.com
Bear Stearns & Co.	Ross Smotrich	(212) 272-8046	rsmotrich@bear.com
Citigroup Smith Barney, Inc.	Michael Bilerman	(212) 816-1383	michael.bilerman@citigroup.com
Credit-Suisse	Steve Benyik	(212) 538-0239	steve.benyik@credit-suisse.com
Deutsche Bank Securities, Inc.	Louis W. Taylor	(212) 250-4912	louis.taylor@db.com
Goldman Sachs & Co.	Jonathan Habermann	(917) 343-4260	jonathan.habermann@gs.com
Green Street Advisors	Michael Knott	(949) 640-8780	mknott@greenstreetadvisors.com
JP Morgan Securities, Inc.	Anthony Paolone	(212) 622-6682	anthony.paolone@jpmorgan.com
KeyBanc Capital Markets	Jordan Sadler	(917) 368-2280	jsadler@keybanccm.com
Lehman Brothers Holdings, Inc.	David Harris	(212) 526-1790	dharris4@lehman.com
Merrill Lynch	Steve Sakwa	(212) 449-0335	steve_sakwa@ml.com
Raymond James Financial, Inc.	Paul D. Puryear	(727) 567-2253	paul.puryear@raymondjames.com
RBC Capital Markets	David B. Rodgers	(216) 378-7626	dave.rodgers@rbccm.com
Stifel Nicolaus	John Guinee	(410) 454-5520	jwguinee@stifel.com
UBS Securities LLC	James C. Feldman	(212) 713 4932	james.feldman@ubs.com
Wachovia Securities, LLC	Christopher Haley	(443) 263-6773	christopher.haley@wachovia.com

SL Green Realty Corp. is followed by the analysts listed above. Please note that any opinions, estimates or forecasts regarding SL Green Realty Corp.’s performance made by these analysts are theirs alone and do not represent opinions, forecasts or predictions of SL Green Realty Corp. or its management. SL Green Realty Corp. does not by its reference above or distribution imply its endorsement of or concurrence with such information, conclusions or recommendations.